MANAGEMENT'S RESPONSIBILITY FOR FINANCIAL STATEMENTS




Management is responsible for the preparation and integrity of the financial statements and related notes which begin on the page following the "Report of Independent Accountants." These statements have been prepared in accordance with accounting principles generally accepted in the United States.

The Cooperative's accounting systems include internal controls designed to provide reasonable assurance of the reliability of its financial records and the proper safeguarding and use of its assets. Such controls are monitored through the internal and external audit programs.

The financial statements have been audited by PricewaterhouseCoopers LLP, independent accountants, who were responsible for conducting their examination in accordance with generally accepted auditing standards. Their resulting report is on the subsequent page.

The Board of Directors exercises its responsibility for these financial statements. The independent accountants and internal auditors of the Cooperative have full and free access to the Board. The Board periodically meets with the independent accountants and the internal auditors, without management present, to discuss accounting, auditing and financial reporting matters.



/s/ Dennis M. Mullen                   /s/ Earl L. Powers
------------------------------------   ----------------------------------------
    Dennis M. Mullen                       Earl L. Powers
    President and                          Executive Vice President Finance and
    Chief Executive Officer                Chief Financial Officer
    Agrilink Foods, Inc.                   Agrilink Foods, Inc.


                                           Treasurer
                                           Pro-Fac Cooperative, Inc.
    August 3, 2001

                        Report of Independent Accountants


To the Shareholders and
Board of Directors of
Pro-Fac Cooperative, Inc.


In our opinion, the consolidated financial statements listed under Item 8 of this Form 10-K present fairly, in all material respects, the financial position of Pro-Fac Cooperative, Inc. and its subsidiaries at June 30, 2001 and June 24, 2000, and the results of their operations and their cash flows for each of the three years in the period ended June 30, 2001, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Cooperative's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Our audits of the consolidated financial statements also included an audit of the financial statement schedule listed in the accompanying index and appearing under Item 14(a)(2) of this Form 10-K. In our opinion, this financial statement schedule presents fairly, in all material respects, the information set forth therein for the fiscal years ended June 30, 2001, June 24, 2000, and June 26, 1999 when read in conjunction with the related consolidated financial statements.

PRICEWATERHOUSECOOPERS LLP



/s/ PricewaterhouseCoopers LLP
   Rochester, New York
   August 3, 2001, except for the eighth paragraph of NOTE 8, for which the date is September 5, 2001.

                              FINANCIAL STATEMENTS


Pro-Fac Cooperative, Inc. and Consolidated Subsidiary - Agrilink Foods, Inc.
Consolidated Statements of Operations, Net Proceeds, and Comprehensive Income
(Dollars in Thousands)

                                                                                                Fiscal Years Ended
                                                                                ------------------------------------------------
                                                                                June 30, 2001    June 24, 2000     June 26, 1999
                                                                                -------------    -------------     -------------

Net sales                                                                        $ 1,339,211      $ 1,306,659       $ 1,292,021
Cost of sales                                                                       (956,182)        (919,029)         (928,262)
                                                                                 ------------     -----------       -----------
Gross profit                                                                         383,029          387,630           363,759
Selling, administrative, and general expenses                                       (298,283)        (288,511)         (293,646)
Gains on sales of assets                                                                   0            6,635            64,734
Restructuring                                                                              0                0            (5,000)
Income from joint venture                                                              1,779            2,418             2,787
                                                                                 -----------      -----------       -----------
Operating income                                                                      86,525          108,172           132,634
Interest expense                                                                     (85,073)         (83,511)          (67,420)
Amortization of debt issue costs associated with the Bridge Facility                       0                0            (5,500)
                                                                                 -----------      -----------       -----------
Pretax income before extraordinary item, dividends, and
   allocation of net proceeds                                                          1,452           24,661            59,714
Tax provision                                                                           (968)          (8,497)          (24,746)
                                                                                 ------------     -----------       -----------
Income before extraordinary item, dividends, and allocation of net proceeds              484           16,164            34,968
Extraordinary item relating to the early extinguishment of debt (net of
   income taxes)                                                                           0                0           (18,024)
                                                                                 -----------      -----------       -----------
Net income                                                                       $       484      $    16,164       $    16,944
                                                                                 ===========      ===========       ===========

Allocation of Net Proceeds:
   Net income                                                                    $       484      $    16,164       $    16,944
   Dividends on common and preferred stock                                            (8,123)          (7,410)           (6,734)
                                                                                 ------------     -----------       -----------
   Net (deficit)/proceeds                                                             (7,639)           8,754            10,210
   Allocation from/(to) earned surplus                                                 7,639           (3,832)          (10,210)
                                                                                 -----------      -----------       -----------
   Net proceeds available to members                                             $         0      $     4,922       $         0
                                                                                 ===========      ===========       ===========

Allocation of net proceeds available to members:
   Payable to members currently (30% of qualified proceeds
     available to members in fiscal 2000)                                        $         0      $     1,477       $         0

   Allocated to members but retained by the Cooperative:
     Qualified retains                                                                     0            3,445                 0
                                                                                 -----------      -----------       -----------
     Net proceeds available to members                                           $         0      $     4,922       $         0
                                                                                 ===========      ===========       ===========

Net income                                                                       $       484      $    16,164       $    16,944
Other comprehensive income:
     Unrealized gain on hedging activity, net of taxes                                   618                0                 0
     Minimum pension liability                                                           (48)             238              (155)
                                                                                 -----------      -----------       -----------
Comprehensive income                                                             $     1,054      $    16,402       $    16,789
                                                                                 ===========      ===========       ===========

The accompanying notes are an integral part of these consolidated financial statements.

Pro-Fac Cooperative, Inc. and Consolidated Subsidiary - Agrilink Foods, Inc.
Consolidated Balance Sheets
(Dollars in Thousands)

                                     ASSETS

                                                                                                         June 30, 2001 June 24, 2000
Current assets:
   Cash and cash equivalents                                                                             $    7,656    $    4,994
   Accounts receivable, trade (net of allowances for doubtful accounts of $843 and  $998, respectively)      85,543       101,065
   Accounts receivable co-pack activity and other                                                             7,949        10,488
   Income taxes refundable                                                                                      938         9,869
   Inventories                                                                                              313,856       341,931
   Current investment in CoBank                                                                               3,998         2,927
   Prepaid manufacturing expense                                                                             22,427        26,364
   Prepaid expenses and other current assets                                                                 19,603        19,688
   Current deferred tax asset                                                                                 2,202        12,176
                                                                                                         ----------    ----------
       Total current assets                                                                                 464,172       529,502
Investment in CoBank                                                                                         10,660        16,203
Investment in joint venture                                                                                   8,018         6,775
Property, plant, and equipment, net                                                                         305,531       348,359
Assets held for sale at net realizable value                                                                    120           339
Goodwill and other intangible assets (net of accumulated amortization of  $38,108 and
  $28,248, respectively)                                                                                    248,777       258,545
Other assets                                                                                                 24,073        27,543
                                                                                                         ----------    ----------
       Total assets                                                                                      $1,061,351    $1,187,266
                                                                                                         ==========    ==========

            LIABILITIES AND SHAREHOLDERS' AND MEMBERS' CAPITALIZATION

Current liabilities:
   Notes payable - Agrilink Foods                                                                        $        0    $    5,700
   Notes payable - AgriFrozen Foods                                                                               0        44,100
   Current portion of obligations under capital leases                                                          316           218
   Current portion of long-term debt                                                                         15,599        16,583
   Accounts payable                                                                                         117,931        91,672
   Accrued interest                                                                                           9,253        11,398
   Accrued employee compensation                                                                             10,081        11,216
   Other accrued expenses                                                                                    49,345        66,397
   Dividends payable                                                                                             36            41
   Amounts due Class A members                                                                               17,983        21,696
                                                                                                         ----------    ----------
       Total current liabilities                                                                            220,544       269,021
Obligations under capital leases                                                                                571           520
Long-term debt                                                                                              631,128       679,205
Deferred income tax liabilities                                                                              26,376        36,825
Other non-current liabilities                                                                                29,417        33,852
Non-controlling interest in AgriFrozen Foods                                                                      0         8,000
                                                                                                         ----------    ----------
       Total liabilities                                                                                    908,036     1,027,423
                                                                                                         ----------    ----------
Commitments and contingencies
Class B cumulative redeemable preferred stock, liquidation preference $10 per share, authorized 500,000 shares; issued and outstanding 23,923
     and 23,664 shares, respectively                                                                            239           237
Class A common stock, par value $5, authorized 5,000,000 shares
                                                                June 30, 2001           June 24, 2000
                                                                -------------           -------------

   Shares issued                                                 2,257,479               2,132,981
   Shares subscribed                                                97,243                 233,977
                                                                 ---------               ---------
       Total subscribed and issued                               2,354,722               2,366,958
   Less subscriptions receivable in installments                   (97,243)               (233,977)
                                                                 ---------               ---------
       Total issued and outstanding                              2,257,479               2,132,981           11,287        10,665
                                                                 =========               =========
Class B common stock, par value $5, authorized 1,600,000 shares;
   issued and outstanding 723,229 and 723,229 shares, respectively                                                0             0
Shareholders' and members' capitalization:
   Retained earnings allocated to members                                                                    10,699        16,591
   Non-qualified allocation to members                                                                            0           300
Non-cumulative preferred stock, par value $25, authorized 5,000,000
   shares; issued and outstanding 32,308 and 34,400 shares, respectively                                        808           860
Class A cumulative preferred stock, liquidation preference $25 per share;
   authorized 10,000,000 shares; issued and outstanding 4,495,443 and
     4,249,007 shares, respectively                                                                         112,386       106,225
Special membership interests                                                                                      0             0
Earned surplus                                                                                               17,851        25,490
Accumulated other comprehensive income:
   Unrealized gain on hedging activity                                                                          618             0
   Minimum pension liability adjustment                                                                        (573)         (525)
                                                                                                         ----------    ----------
       Total shareholders' and members' capitalization                                                      141,789       148,941
                                                                                                         ----------    ----------
       Total liabilities and capitalization                                                              $1,061,351    $1,187,266
                                                                                                         ==========    ==========

The accompanying notes are an integral part of these consolidated financial statements.

Pro-Fac Cooperative, Inc. and Consolidated Subsidiary - Agrilink Foods, Inc.
Consolidated Statements of Cash Flows
(Dollars in Thousands)

                                                                                            Fiscal Years Ended
                                                                            -------------------------------------------------------
                                                                            June 30, 2001        June 24, 2000        June 26. 1999
                                                                            -------------        -------------        -------------
Cash Flows from Operating Activities:
   Net income                                                                $     484           $   16,164            $  16,944
   Estimated cash payments to Class A members                                        0               (1,477)                   0
   Adjustments to reconcile net income to net cash (used in)/provided by operating activities:
     Extraordinary item relating to the early extinguishment of debt
       (net of income taxes)                                                         0                    0               18,024
     Interest-in-kind on subordinated promissory note                            2,069                1,571                  782
     Gains on sales of assets                                                        0               (6,635)             (64,734)
     Loss on disposal of assets                                                      0                    0                  353
     Amortization of goodwill and other intangible assets                        9,860                8,768                9,396
     Amortization of debt issue costs and amendment costs and discount on
       subordinated promissory note                                              5,217                4,805                7,678
     Depreciation                                                               31,911               32,605               24,752
     Provision for deferred taxes                                                3,358               13,636                9,949
     Provision for losses on accounts receivable                                   610                  201                  208
     Equity in undistributed earnings of joint venture                          (1,243)                 (96)                 (95)
     Equity in undistributed earnings of CoBank                                    (97)                (412)                (520)
     Change in assets and liabilities, net of effects of business dispositions:
       Accounts receivable                                                      11,573              (10,992)                  32
       Inventories and prepaid manufacturing expense                           (20,570)             (66,754)              34,388
       Income taxes payable/refundable                                           8,931                1,426               (5,231)
       Accounts payable and accrued expenses                                     8,518              (15,746)             (52,639)
       Amounts due Class A members                                              (3,713)               1,651                 (591)
       Other assets and liabilities                                             (6,708)              12,860              (15,983)
                                                                             ----------          ----------            ---------
Net cash provided by/(used in) operating activities                             50,200               (8,425)             (17,287)
                                                                             ---------           ----------            ---------
Cash Flows from Investing Activities:
   Purchase of property, plant, and equipment                                  (26,170)             (26,983)             (23,787)
   Proceeds from disposals of property, plant, and equipment                     5,326               63,955               93,486
   Proceeds from sales of idle facilities                                          494                  405                1,427
   Proceeds from investment in CoBank                                            4,259                3,378                2,795
   Cash paid for acquisitions                                                        0                 (250)            (516,052)
                                                                             ---------           ----------            ---------
Net cash (used in)/ provided by investing activities                           (16,091)              40,505             (442,131)
                                                                             ----------          ----------            ---------
Cash Flows from Financing Activities:
   Net (payments on)/proceeds from short-term debt                              (3,600)              (5,100)              54,900
   Proceeds from issuance of long-term debt                                          0                    0              719,263
   Payments on long-term debt                                                  (18,084)             (18,470)            (287,574)
   Payments on capital leases                                                     (449)                (239)                (283)
   Cash paid for debt issuance costs and amendments                             (1,730)              (2,624)             (19,354)
   Issuance of stock, net of repurchases                                           622                  662                  844
   Cash portion of non-qualified conversion                                        (83)                (445)                (153)
   Cash dividends paid                                                          (8,123)              (7,410)              (6,734)
                                                                             ----------          ----------            ---------
Net cash (used in)/provided by financing activities                            (31,447)             (33,626)             460,909
                                                                             ----------          ----------            ---------
Net change in cash and cash equivalents                                          2,662               (1,546)               1,491
Cash and cash equivalents at beginning of period                                 4,994                6,540                5,049
                                                                             ---------           ----------            ---------
Cash and cash equivalents at end of period                                   $   7,656           $    4,994            $   6,540
                                                                             =========           ==========            =========

Supplemental Disclosure of Cash Flow Information:
   Cash paid during the year for:
     Interest                                                                $  80,301           $   72,702            $  65,760
                                                                             =========           ==========            =========
     Income taxes, net                                                       $   7,620           $    6,622            $  14,742
                                                                             =========           ==========            =========

     Acquisition of Flavor Destinations trademark:
       Goodwill and other intangible assets                                  $       0           $      250            $       0
                                                                             =========           ==========            =========

     Acquisition of Agripac, Inc.:
       Accounts receivable                                                   $       0           $        0            $  12,563
       Inventories                                                                   0                    0               39,055
       Property, plant, and equipment                                                0                    0               30,327
       Prepaid expenses and other current assets                                     0                    0                1,063
       Discount on subordinated note                                                 0                    0                8,157
       Other non-current assets                                                      0                    0                4,000
       Other accrued expenses                                                        0                    0              (10,644)
       Other non-current liabilities                                                 0                    0               (4,000)
       Non-controlling interest                                                      0                    0               (8,000)
                                                                             ---------           ----------            ---------
                                                                                     0                    0               72,521
       Escrow                                                                        0                    0                6,413
                                                                             ---------           ----------            ---------
                                                                                     0                    0               78,934
       Discount on subordinated note                                                 0                    0               (8,157)
                                                                             ---------           ----------            ---------
                                                                             $       0           $        0            $  70,777
                                                                             =========           ==========            =========

The accompanying notes are an integral part of these financial statements.

Pro-Fac Cooperative, Inc. and Consolidated Subsidiary - Agrilink Foods, Inc.
Consolidated Statements of Cash Flows (Continued)
(Dollars in Thousands)
                                                                                              Fiscal Years Ended
                                                                            -----------------------------------------------------
                                                                            June 30, 2001         June 24, 2000       June 26, 1999
                                                                            -------------         -------------       --------------
     Acquisition of Erin's Gourmet Popcorn:
       Inventories                                                           $       0            $       0            $      33
       Property, plant, and equipment                                                0                    0                   26
       Goodwill and other intangible assets                                          0                    0                  554
                                                                             ---------            ---------            ---------
                                                                             $       0            $       0            $     613
                                                                             =========            =========            =========

     Acquisition of Dean Foods Vegetable Company:
       Accounts receivable                                                   $       0            $       0            $  24,201
       Current deferred tax asset                                                    0                    0               30,645
       Inventories                                                                   0                    0              195,674
       Prepaid expenses and other current assets                                     0                    0                6,374
       Property, plant, and equipment                                                0                    0              157,227
       Assets held for sale                                                          0                    0                   49
       Goodwill and other intangible assets                                          0                    0              178,377
       Accounts payable                                                              0                    0              (40,865)
       Accrued employee compensation                                                 0                    0               (8,437)
       Other accrued expenses                                                        0                    0              (74,845)
       Long-term debt                                                                0                    0               (2,752)
       Subordinated promissory note                                                  0                    0              (22,590)
       Other assets and liabilities, net                                             0                    0               (2,453)
                                                                             ---------            ---------            ---------
                                                                             $       0            $       0            $ 440,605
                                                                             =========            =========            =========

     Acquisition of J.A. Hopay Distributing Co., Inc.:
       Accounts receivable                                                   $       0            $       0            $     420
       Inventories                                                                   0                    0                  153
       Property, plant, and equipment                                                0                    0                   51
       Goodwill and other intangible assets                                          0                    0                3,303
       Other accrued expenses                                                        0                    0                 (251)
       Obligation for covenant not to compete                                        0                    0               (1,363)
                                                                             ---------            ---------            ----------
                                                                             $       0            $       0            $   2,313
                                                                             =========            =========            =========

Supplemental schedule of non-cash investing and financing activities:
         Conversion of retains to preferred stock                            $   5,975            $  13,732            $   4,648
                                                                             =========            =========            =========
         Net proceeds allocated to members but retained by the Cooperative   $       0            $   3,445            $       0
                                                                             =========            =========            =========
         Capital lease obligations incurred                                  $     448            $     171            $     320
                                                                             =========            =========            =========

The accompanying notes are an integral part of these financial statements.

Pro-Fac Cooperative, Inc. and Consolidated Subsidiary - Agrilink Foods, Inc.
Consolidated Statements of Changes in Shareholders' and Members' Capitalization and Redeemable Stock

(Dollars in Thousands)

                                                                                                  Fiscal Years Ended
                                                                                     --------------------------------------------
                                                                                     June 30,          June 24,           June 26,
                                                                                       2001              2000               1999
                                                                                    ----------       -----------       -----------
Retained earnings allocated to members:
Qualified retains:
   Balance at beginning of period                                                   $   16,591       $   25,573        $   29,765
   Net proceeds allocated to members                                                         0            3,445                 0
   Converted to preferred stock                                                         (5,892)         (12,427)           (4,191)
   Cash paid in lieu of fractional shares                                                    0                0                (1)
                                                                                    ----------       ----------        ----------
   Balance at end of period                                                         $   10,699       $   16,591        $   25,573
                                                                                    ----------       ----------        ----------

Non-qualified retains:
   Balance at beginning of period                                                   $      300       $    2,050        $    2,660
   Distribution of non-qualified retains
     Cash paid                                                                             (83)            (445)             (153)
     Converted to preferred stock                                                         (217)          (1,305)             (457)
                                                                                    ----------       ----------        -----------
   Balance at end of period                                                                  0              300             2,050
                                                                                    ----------       ----------        ----------
Total retains allocated to members at end of period                                 $   10,699       $   16,891        $   27,623
                                                                                    ----------       ----------        ----------

Non-cumulative preferred stock:
   Balance at beginning of period                                                   $      860       $      991        $    1,125
   Conversion to cumulative preferred stock                                                (52)            (131)             (134)
                                                                                    ----------       ----------        ----------
   Balance at end of period                                                         $      808       $      860        $      991
                                                                                    ----------       ----------        ----------

Cumulative preferred stock:
   Balance at beginning of period                                                   $  106,225       $   92,362        $   87,580
   Converted from non-cumulative preferred stock                                            52              131               134
   Converted from non-qualified retains                                                    217            1,305               457
   Converted from qualified retains                                                      5,892           12,427             4,191
                                                                                    ----------       ----------        ----------
   Balance at end of period                                                         $  112,386       $  106,225        $   92,362
                                                                                    ----------       ----------        ----------

Earned surplus:
   Balance at beginning of period                                                   $   25,490       $   21,658        $   11,448
   Allocation (from)/to earned surplus                                                  (7,639)           3,832            10,210
                                                                                    ----------       ----------        ----------
   Balance at end of period                                                         $   17,851       $   25,490        $   21,658
                                                                                    ----------       ----------        ----------

Accumulated other comprehensive income:
   Balance at beginning of period                                                   $     (525)      $     (763)       $     (608)
   Minimum pension liability adjustment                                                    (48)             238              (155)
   Unrealized gain on hedging activity                                                     618                0                 0
                                                                                    ----------       ----------        ----------
   Balance at end of period                                                                 45             (525)             (763)
                                                                                    ----------       ----------        ----------
Total shareholders' and members' capitalization                                     $  141,789       $  148,941        $  141,871
                                                                                    ==========       ==========        ==========

Redeemable stock:
Class B cumulative preferred stock:
   Balance at beginning of period                                                   $      237       $      261        $      270
   (Repurchased)/issued, net                                                                 2              (24)               (9)
                                                                                    ----------       ----------        ----------
   Balance at end of period                                                         $      239       $      237        $      261
                                                                                    ==========       ==========        ==========

Common stock:
   Balance at beginning of period                                                   $   10,665       $    9,979        $    9,129
   Issued/(repurchased), net                                                               622              686               850
                                                                                    ----------       ----------        ----------
   Balance at end of period                                                         $   11,287       $   10,665        $    9,979
                                                                                    ==========       ==========        ==========

The accompanying notes are an integral part of these consolidated financial statements.

            PRO-FAC COOPERATIVE, INC. AND CONSOLIDATED SUBSIDIARY
                              AGRILINK FOODS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Pro-Fac is an agricultural cooperative which processes and markets crops grown by its members through its wholly-owned subsidiary Agrilink Foods, Inc. ("Agrilink Foods") and until February 15, 2001, through a former subsidiary, PF Acquisition II, Inc. (PFII) in which it had a controlling interest. PFII conducted business under the name AgriFrozen Foods, Inc. ("AgriFrozen"). Unless the context otherwise requires, the terms "Cooperative" and "Pro-Fac" refer to Pro-Fac Cooperative, Inc. and its subsidiary, Agrilink Foods.

Agrilink Foods has four primary product lines including: vegetables, fruits, snacks, and canned meals. The majority of each of the product lines' net sales is within the United States. In addition, all of the Cooperative's operating facilities, excluding one in Mexico, are within the United States. The Cooperative conducts business under the name of Agrilink. In addition, the board of directors of Agrilink Foods and Pro-Fac conduct joint meetings, coordinate their activities, and act on a consolidated basis. Although Pro-Fac Cooperative continues to be the legal name of the Cooperative, with the same structure and regulations required by bank credit agreements and bond indentures, and with the same stock symbol, "PFACP," it is presented as Agrilink for all other communications.

Basis of Presentation: The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Reclassification: Prior year information is reclassified whenever necessary to conform with the current year's presentation.

Fiscal Year: The fiscal year of Pro-Fac ends on the last Saturday in June. Fiscal 2001 comprised 53 weeks. Fiscal 2000 and 1999 comprised 52 weeks.

Consolidation: The consolidated financial statements include the Cooperative and its subsidiary, Agrilink Foods, and until February 15, 2001, AgriFrozen. The financial statements are after elimination of intercompany transactions and balances. Investments in affiliates, owned more than 20 percent but not in excess of 50 percent, are recorded under the equity method of accounting.

New Accounting Pronouncements: In December 1999, the Securities and Exchange Commission (the "SEC") issued Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition in Financial Statements." SAB No. 101 provides guidance on the recognition, presentation and disclosure of revenue in the financial statements filed with the SEC. SAB No.101 outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosure related to revenue recognition policies. The Cooperative adopted SAB No. 101 during the fourth quarter of fiscal 2001, and management believes the adoption of this pronouncement did not have a material impact on the Cooperative's financial statements or results of operations.

In July 2000, the Emerging Issues Task Force ("EITF") of the Financial Accounting Standards Board reached a final consensus on Issue 00-10, "Accounting for Shipping and Handling Fees and Costs." The EITF addresses the income statement classification for shipping and handling costs and revenues. Issue 00-10 became effective during the fourth quarter of fiscal 2001. Accordingly, freight expense, previously classified as a reduction to gross sales, is now classified as a component of cost of sales and all prior periods have been reclassified to reflect this modification. Freight expense was $59.0 million, $53.2 million, and $53.1 million in fiscal 2001, 2000, and 1999, respectively. The adoption of EITF Issue 00-10 did not have a material affect on the Cooperative's financial statements and results of operations.

In January 2001, the EITF reached a partial consensus on Issue 00-22, "Accounting for Points and Certain Other Time-Based or Volume-Based Sales Incentive Offers, and Offers for Free Products or Services to Be Delivered in the Future" which address the recognition, measurement and income statement classification for certain sales incentives (e.g., volume purchase rebates and free or discounted goods). These guidelines became effective for the Cooperative during the third quarter of fiscal 2001 and had no impact on the Cooperative's financial position or results of operations.

In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 142, "Goodwill and Other
Intangible Assets." SFAS No. 142 addresses the financial accounting and reporting of goodwill and other intangible assets and supercedes APB Opinion No. 17, "Intangible Assets." The statement will modify how an entity initially accounts for goodwill and other intangible assets, assesses for subsequent impairment, and the requirement to amortize these assets. The provisions of SFAS No. 142 must be adopted for fiscal years beginning after December 15, 2001, with early application permitted for companies with fiscal years beginning after March 15, 2001. The Cooperative is currently assessing the impact of implementation on its results of operations and financial position.

In July 2000, the EITF reached a consensus on Issue 00-14, "Accounting for Certain Sales Incentives." The consensus addresses the recognition, measurement, and income statement classification for sales incentives that a company offers to its customers. Accordingly, coupon expense, now classified as selling, general and administrative expense, will be reclassified as a reduction of gross sales and all prior periods will also be reclassified to reflect this modification. The adoption of EITF Issue 00-14 is not expected to materially impact the Cooperative's financial statements. The Cooperative estimates that its coupon expense is approximately $6.5 to $8.5 million per year. The Cooperative must adopt EITF Issue 00-14 by the third quarter of fiscal 2002 with earlier application permitted

In April 2001, the EITF reached a final consensus on Issue 00-25, "Accounting for Consideration from a Vendor to a Retailer in Connection with the Purchase or Promotion of the Vendor's Products." The consensus addressees the accounting treatment and income statement classification for certain sales incentives, including cooperative advertising arrangements, buydowns, and slotting fees. The consensus requires that slotting fees, now classified by the Cooperative as selling, general, and administrative expense, be reclassified as a reduction of gross sales. These guidelines will become effective for the Cooperative during the third quarter of fiscal 2002. The adoption of EITF 00-25 is not expected to materially impact the Cooperative's financial statements.

Restructuring: During the third quarter of fiscal 1999, Agrilink Foods began implementation of a corporate-wide restructuring program. The overall objectives of the plan were to reduce expenses, improve productivity, and streamline operations. The total restructuring charge amounted to $5.0 million and was primarily comprised of employee termination benefits. Efforts focused on the consolidation of operating functions and the elimination of approximately 5 percent of the work force. Reductions in personnel included operational and administrative positions. All remaining termination benefits were liquidated in fiscal 2001.

Extraordinary Item Relating to the Early Extinguishment of Debt: During fiscal 1999, Agrilink Foods refinanced its existing indebtedness, including its 12 1/4 percent Senior Subordinated Notes due 2005 and its then existing bank debt. Premiums and breakage fees associated with early redemptions and other fees incurred amounted to $18.0 million (net of applicable income taxes of $10.4 million). See NOTE 3 to the "Notes to Consolidated Financial Statements."

Cash and Cash Equivalents: Cash and cash equivalents include short-term investments with original maturities of three months or less. There were no such short-term investments at June 30, 2001 and June 24, 2000.

Inventories: Inventories are stated at the lower of cost or market on the first-in, first-out ("FIFO") method. The Company provides inventory reserves for obsolete or slow moving inventory based on changes in consumer demand and other economic conditions. Reserves recorded at June 30, 2001 and June 24, 2000 were $3,135,000 and $3,385,000, respectively.

Investment in CoBank: The Company's investment in CoBank is required as a condition of borrowing. These securities are not physically issued by CoBank, but rather the Company is notified as to their monetary value. The investment is carried at cost plus the Company's share of the undistributed earnings of CoBank (that portion of patronage refunds not distributed currently in cash).

Earnings on the Company's investment in CoBank in fiscal year 2001, 2000, and 1999 amounted to $138,000, $590,000, and $743,000, respectively.

Prepaid Manufacturing Expense: Allocation of manufacturing overhead to finished goods produced is on the basis of a production period; thus at the end of each period, manufacturing costs incurred by seasonal plants, subsequent to the end of previous pack operations, are deferred and included in the accompanying balance sheet. Such costs are applied to inventory during the next production period and recognized as an element of cost of goods sold.

Property, Plant, and Equipment and Related Lease Arrangements: Property, plant, and equipment are depreciated over the estimated useful lives of the assets using the straight-line method, half-year convention, over 4 to 35 years.

Lease arrangements are capitalized when such leases convey substantially all of the risks and benefits incidental to ownership. Capital leases are amortized over either the lease term or the life of the related assets, depending upon available purchase options and lease renewal features.

Assets held for sale are separately classified on the balance sheet. The recorded value represents an estimate of net realizable value.

Goodwill and Other Intangibles: Goodwill and other intangible assets include the cost in excess of the fair value of net tangible assets acquired in purchase transactions and acquired non-competition agreements and trademarks. Goodwill and other intangible assets, stated net of accumulated amortization, are amortized on a straight-line basis over 3 to 35 years. Under the current guidance of SFAS No. 121, the Cooperative periodically assesses whether there has been a permanent impairment in the value of goodwill. This is accomplished by determining whether the estimated, undiscounted future cash flows from operating activities exceed the carrying value of goodwill as of the assessment date. If the cash flows are less than the carrying value, an impairment charge would be recognized for the difference between the estimated fair value and carrying value.

Other Assets: Other assets are primarily comprised of debt issuance costs. Debt issuance costs are amortized over the term of the debt. Amortization expense incurred, including $5,500,000 of fees associated with the Bridge Facility in fiscal 1999 were approximately $2,759,000, $2,758,000, and $7,678,000, in fiscal
2001, 2000, and 1999, respectively.

Derivative Financial Instruments: The Cooperative does not engage in interest rate speculation. Derivative financial instruments are utilized to hedge interest rate risk, commodity price risk, and foreign currency related risk and are not held for trading purposes. Refer to NOTE 7 for additional disclosures of the Cooperative's hedging activities.

Income Taxes: Income taxes are provided on income for financial reporting purposes. Deferred income taxes resulting from temporary differences between financial reporting and tax reporting are appropriately classified in the balance sheet.

Pension: The Cooperative and its subsidiary have several pension plans and participate in various union pension plans which on a combined basis cover substantially all employees. Charges to income with respect to plans sponsored by the Cooperative and its subsidiaries are based upon actuarially determined costs. Pension liabilities are funded by periodic payments to the various pension plan trusts.

Casualty Insurance: The Cooperative is insured for workers compensation and automobile liability through a primarily self-insured program. The Cooperative accrues for the estimated losses from both asserted and unasserted claims. The estimate of the liability for unasserted claims arising from unreported incidents is based on an analysis of historical claims data. The accrual for casualty insurance at June 30, 2001 and June 24, 2000 was $3.8 million and $5.2 million, respectively.

Revenue Recognition: The Cooperative recognizes revenue on shipments on the date the merchandise is received by the customer and title transfers. Product sales are reported net of applicable cash discounts, and sales allowances and discounts.

Shipping and Handling Expense: Shipping and handling expenses are included as a component of cost of sales.

Advertising: Production costs of commercials and programming are charged to operations in the year first aired. The costs of other advertising promotion and marketing programs are charged in the year incurred. Advertising expense incurred in fiscal year 2001, 2000, and 1999 amounted to approximately $37.5 million, $43.6 million, and $38.2 million, respectively.

Environmental Expenditures: Environmental expenditures that pertain to current operations are expensed or capitalized consistent with the Company's capitalization policy. Expenditures that result from the remediation of an existing condition caused by past operations that do not contribute to current or future revenues are expensed. Liabilities are recorded when remedial activities are probable, and the cost can be reasonably estimated.

Income from Joint Venture: Represents earnings received from the investment in Great Lakes Kraut Company, LLC, a joint venture formed between Agrilink Foods and Flanagan Brothers, Inc. See NOTE 5 to the "Notes to Consolidated Financial Statements" for additional information.

Earnings Per Share Data Omitted: Earnings per share amounts are not presented as earnings are not distributed to members in proportion to their common stock holdings. Earnings (representing those earnings derived from patronage-sourced business) are distributed to members in proportion to the dollar value of deliveries under Pro-Fac contracts rather than based on the number of shares of common stock held.

Comprehensive Income: Under SFAS No. 130, the Cooperative is required to display comprehensive income and its components as part of the financial statements. Comprehensive income is comprised of net earnings and other comprehensive income/(loss), which includes certain changes in equity that are excluded from net earnings. The Cooperative includes adjustments for minimum pension liabilities and unrealized holding gains and losses on hedging transactions in other comprehensive income/(loss).

Disclosures About Fair Value of Financial Instruments: The following methods and
assumptions   were  used  by  the  Cooperative  in  estimating  its  fair  value disclosures for financial instruments:

          Cash and Cash Equivalents, Accounts Receivable, and Notes Payable: The carrying amount approximates fair value because of the short maturity of these instruments.

          Long-Term Investments: The carrying value of the investment in CoBank was $14.7 million at June 30, 2001. As there is no market price for this investment, a reasonable estimate of fair value is not possible.

          Long-Term Debt: The fair value of the long-term debt is estimated based on the quoted market prices for the same or similar issues or on the current rates offered for debt of the same remaining maturities. See NOTE 8 to the "Notes to Consolidated Financial Statements."

NOTE 2. AGREEMENTS WITH AGRILINK FOODS AND AGRIFROZEN

Agrilink Foods: The contractual relationship between Pro-Fac and Agrilink Foods is defined in the Pro-Fac Marketing and Facilitation Agreement (the "Agreement"). Under the Agreement, Agrilink Foods pays Pro-Fac the commercial market value ("CMV") for all crops supplied by Pro-Fac. CMV is defined as the weighted average price paid by other commercial processors for similar crops sold under preseason contracts and in the open market in the same or competing market area. Although CMV is intended to be no more than the fair market value of the crops purchased by Agrilink Foods, it may be more or less than the price Agrilink Foods would pay in the open market in the absence of the Agreement. For the fiscal years ended 2001, 2000, and 1999, the CMV for all crops supplied by Pro-Fac amounted to $69.0 million, $69.6 million, and $62.2 million, respectively. The crops purchased by Agrilink Foods from Pro-Fac Class A members represented approximately 60 percent, 55 percent, and 71 percent of the raw agricultural crops purchased by Agrilink Foods from Pro-Fac in fiscal 2001, 2000, and 1999, respectively.

Under the Agreement, Agrilink Foods is required to have on its board of directors individuals who are neither members of, nor affiliated with Pro-Fac ("Disinterested Directors"). The number of Disinterested Directors must at least equal the number of directors who are members of Pro-Fac. The volume and type of crops to be purchased by Agrilink Foods from Pro-Fac under the Agreement are determined pursuant to its annual profit plan, which requires the approval of a majority of the Disinterested Directors. In addition, under the agreement, in any year in which Agrilink Foods has earnings on products which were processed from crops supplied by Pro-Fac ("Pro-Fac Products"), Agrilink Foods pays to Pro-Fac, as additional patronage income, 90 percent of such earnings, but in no case more than 50 percent of all pretax earnings of Agrilink Foods (before dividing with Pro-Fac). In years in which Agrilink Foods has losses on Pro-Fac Products, Agrilink Foods reduces the CMV it would otherwise pay to Pro-Fac by 90 percent of such losses, but in no case by more than 50 percent of all pretax losses of Agrilink Foods (before dividing with Pro-Fac). Additional patronage income is paid to Pro-Fac for services provided to Agrilink Foods, including the provision of a long term, stable crop supply, favorable payment terms for crops, and the sharing of risks of losses of certain operations of the business. Earnings and losses are determined at the end of the fiscal year, but are accrued on an estimated basis during the year. For fiscal years 2001 and 2000 such additional patronage income amounted to $0.7 million and $12.3 million, respectively. During fiscal 1999, there was no additional patronage income. Under the Agreement, Pro-Fac is required to reinvest at least 70 percent of the additional Patronage income in Agrilink Foods. Since Pro-Fac's acquisition of Agrilink Foods in 1994, Pro-Fac has invested an additional $39.0 million in Agrilink Foods.

In the first quarter of fiscal 1999, Agrilink Foods reclassified a $9.4 million demand receivable due from Pro-Fac reflecting the conversion of such receivable to a non-interest bearing, long-term obligation due from Pro-Fac having a 10-year maturity.

AgriFrozen: The contractual relationship between Pro-Fac and AgriFrozen was defined in a Marketing and Facilitation Agreement between Pro-Fac and AgriFrozen. Under the agreement, AgriFrozen purchased raw products from Pro-Fac and processed and marketed the finished products. AgriFrozen paid Pro-Fac CMV for the crops supplied by Pro-Fac. In addition, in any year in which AgriFrozen had earnings AgriFrozen would distribute such earnings to Pro-Fac for distribution to Class B members of Pro-Fac. In the event AgriFrozen experienced any losses on products, AgriFrozen would deduct the losses from the total CMV payable. As a result of the closing of AgriFrozen facilities, as discussed in
NOTE 3 to the "Notes to Consolidated Financial Statements," it is expected that the Marketing and Facilitation Agreement between Pro-Fac and AgriFrozen will be terminated at some point after June 30, 2001. It is not expected that there will be any further CMV payments or any additional earnings distributed to Class B members.

The board of directors of AgriFrozen resigned effective February 15, 2001.

Amounts received by Class B members of Pro-Fac from AgriFrozen for the year ended March 24, 2001 and March 25, 2000, for the commercial market value of crops delivered was $5.9 million and $12.4 million, respectively. In fiscal 2000 and 2001, AgriFrozen incurred losses, and in accordance with the agreement, the losses reduced the CMV payable to members.

NOTE 3. ACQUISITIONS, DISPOSALS, AND CLOSINGS

Fiscal 2001 -

Closing of AgriFrozen: On January 22, 2001, AgriFrozen announced that it was closing its frozen vegetable business facilities in Woodburn, Oregon and Walla Walla and Grandview, Washington. AgriFrozen employed approximately 600 full time employees at its various locations. There were approximately 150 growers who historically supplied crops to AgriFrozen. The closings were due to the decision by AgriFrozen's board not to plant or process crops for the 2001 growing season. The combination of the uncertainty of continued funding of the operations of AgriFrozen by its lender, current industry trends showing a decline in private label and industrial frozen vegetable sales and pricing, and the highly competitive nature of the food business were the basis for this action.

On February 15, 2001, Pro-Fac abandoned its ownership interest in AgriFrozen. Neither Pro-Fac nor Agrilink Foods guaranteed the debts of AgriFrozen or otherwise pledged any of their respective properties as security for AgriFrozen's indebtedness. All of AgriFrozen's indebtedness was expressly without recourse to Pro-Fac and Agrilink Foods. See further discussion at "Credit Agreement and Subordinated Note Agreement of AgriFrozen" at NOTE 8 to the "Notes to Consolidated Financial Statements".

At the request of AgriFrozen's lenders, Agrilink Foods submitted a proposal to purchase the inventory of AgriFrozen. The acquisition of the inventory was completed on February 16, 2001. Refer to NOTE 4, "Inventories" for additional detail of the purchase.

Fiscal 2000 -

Sale of Pickle Business: On June 23, 2000, Agrilink Foods sold its pickle business based in Tacoma, Washington to Dean Pickle and Specialty Products Company. This business included pickle, pepper, and relish products sold primarily under the Nalley and Farman's brand names. Agrilink Foods received proceeds of approximately $10.3 million which were applied to bank loans ($4.0 million of which was applied to the Term Loan Facility and $6.3 million of which was applied to Agrilink Foods' Revolving Credit Facility). A gain of approximately $4.3 million was recognized on this transaction.

On July 21, 2000, Agrilink Foods sold the machinery and equipment utilized in the production of pickles and other related products to Dean Pickle and Specialty Products Company. No significant gain or loss was recognized on this transaction. Net proceeds of approximately $5.0 million were applied to bank loans, $3.2 million of which was applied to the Term Loan Facility and $1.8 million of which was applied to the Revolving Credit Facility.

This transaction did not include any other products carrying the Nalley brand name, including prepared canned meal products. Agrilink Foods continues to contract pack Nalley and Farman's pickle products for a period of two years, beginning June 23, 2000, at the existing Tacoma processing plant which Agrilink Foods operates.

Under a related agreement, the Cooperative supplies raw cucumbers grown in the Northwestern United States to Dean Pickle and Specialty Products Company for a minimum 10-year period at market pricing.

Sale of Midwest Private Label Canned Vegetable Business: On November 8, 1999, Agrilink Foods completed the sale of its Midwest private label canned vegetable business to Seneca Foods. Included in this transaction was the Arlington, Minnesota facility. Agrilink Foods received proceeds of approximately $42.4 million which were applied to borrowings outstanding under Agrilink Foods' Revolving Credit Facility. In addition, Seneca Foods issued to Agrilink Foods a $5.0 million unsecured subordinated promissory note due February 8, 2009. This transaction did not include Agrilink Foods' retail branded canned vegetables, Veg-All and Freshlike. No significant gain or loss was recognized on this transaction.

On December 17, 1999, Agrilink Foods completed the sale of the Cambria, Wisconsin processing facility to Del Monte. Agrilink received proceeds of approximately $10.5 million which were applied to bank loans ($6.0 million of which was applied to the Term Loan Facility and $4.5 million of which was applied to Agrilink's Revolving Credit Facility). A gain of approximately $2.3 million was recognized on this transaction. The sale also included an agreement for Del Monte to produce a portion of Agrilink Foods' product needs during the 2000 packing season.

Fiscal 1999 -

Acquisition  of Agripac  Frozen  Vegetable  Business:  On February 23, 1999,  PF
Acquisition II, Inc., which did business under the name AgriFrozen Foods ("AgriFrozen"), acquired the frozen vegetable business of Agripac, Inc. ("Agripac"), an Oregon cooperative. AgriFrozen was formed in January 1999 under the corporation laws of New York State. AgriFrozen was formed to acquire substantially all of the assets of Agripac related to its frozen vegetable processing business. On January 4, 1999 Agripac filed a voluntary petition under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Oregon. On January 22, 1999, Agripac, as debtor-in-possession, filed a motion with the Bankruptcy Court for authority to sell substantially all of the assets comprising its frozen food processing business. The bankruptcy court confirmed the sale of Agripac's frozen food processing assets to AgriFrozen by an order entered on February 18, 1999.

The purchase price for the assets was $80.5 million. AgriFrozen paid an additional $7.8 million in related expenses, including $6.4 million to prior member-growers of Agripac to obtain crop delivery agreements with AgriFrozen, and transaction expenses and miscellaneous costs totaling $1.4 million. AgriFrozen incurred an additional $1.2 million in severance costs associated with the acquisition and the implementation of AgriFrozen's business plan. In connection with, and as a condition to the consummation of the acquisition, AgriFrozen entered into a sufficient number of crop delivery contracts with prior member growers of Agripac acceptable to AgriFrozen.

The acquisition was accounted for under the purchase method of accounting. Under purchase accounting tangible and identifiable intangible assets acquired are recorded at their respective fair values. Final allocations of purchase price were made within one year of the acquisition date.

In order to consummate the acquisition, AgriFrozen (i) entered into a credit facility with CoBank, ACB ("CoBank") (the "CoBank Credit Facility") providing for $30 million of term loan borrowings and a revolving credit facility (the "CoBank Revolving Credit Facility") of $55 million in fiscal 2000 and $50 million in each year thereafter and (ii) issued a $12 million Subordinated Promissory Note to CoBank. Neither Pro-Fac nor Agrilink Foods guaranteed the debts of AgriFrozen or otherwise pledged any of their respective properties as security for the CoBank financing. All of AgriFrozen's indebtedness is expressly without recourse to Pro-Fac and Agrilink Foods.

Phase I environmental audits were performed on the facilities acquired from Agripac, including lease properties. A number of environmental conditions requiring remedial action were identified, but none of them individually, or in the aggregate, were expected to exceed $4.0 million debt reduction for environmental remediation to be provided by CoBank.

As part of its business strategy, AgriFrozen maintained an administrative services agreement with Agrilink Foods to provide it with certain management consulting and administrative services.

The effects of the Agripac acquisition are not material and accordingly, have been excluded from the pro forma information presented below. The operations from Agripac have been included in the Cooperative's Statement of Operations since the acquisition date. See discussion of closing of this facility as highlighted above.

Sale of Adams Brand Peanut Butter Operations: On January 29, 1999, Agrilink Foods sold the Adams brand peanut butter operations to the J.M. Smucker Company. Agrilink Foods received proceeds of approximately $13.5 million which were applied to outstanding bank loans. A gain of approximately $3.5 million was recognized on this transaction.

Acquisition of Erin's Gourmet Popcorn: On January 5, 1999, Agrilink Foods acquired the assets of Erin's Gourmet Popcorn ("Erin's"), a Seattle-based, ready-to-eat popcorn manufacturer. The acquisition was accounted for as a purchase. The purchase price was approximately $0.6 million. Intangibles of approximately $0.6 million were recorded in conjunction with this transaction and are being amortized over 3 to 30 years. The effects of the Erin's acquisition are not material, and accordingly, have been excluded from the pro forma information presented below. The operations from Erin's have been included in the Company's Statement of Operations since the acquisition date.

Acquisition of Dean Foods Vegetable Company: On September 24, 1998, Agrilink Foods acquired the Dean Foods Vegetable Company ("DFVC"), the frozen and canned vegetable business of Dean Foods Company ("Dean Foods"), by acquiring all the outstanding capital stock of Dean Foods Vegetable Company and Birds Eye de Mexico SA de CV (the "DFVC Acquisition"). In connection with the DFVC Acquisition, Agrilink Foods sold its aseptic business to Dean Foods. Agrilink Foods paid $360 million in cash, net of the sale of the aseptic business, and issued to Dean Foods a $30 million unsecured subordinated promissory note due November 22, 2008 (the "Dean Foods Subordinated Promissory Note"), as consideration for the DFVC Acquisition. This note was subsequently sold to Great Lakes Kraut Company, a joint venture of the Company, in December 2000. Agrilink Foods had the right, exercisable until July 15, 1999, to require Dean Foods, jointly with Agrilink Foods, to treat the DFVC Acquisition as an asset sale for tax purposes under Section 338(h)(10) of the Internal Revenue Code. On April 15, 1999, Agrilink Foods paid $13.2 million to Dean Foods and exercised the election.

After the DFVC Acquisition, DFVC was merged into Agrilink Foods. DFVC was one of the leading processors of vegetables in the United States, selling its products under well-known brand names, such as Birds Eye, Freshlike and Veg-All, and various private labels. Agrilink Foods believes that the DFVC Acquisition strengthened its competitive position by: (i) enhancing its brand recognition and market position, (ii) providing opportunities for cost savings and operating efficiencies and (iii) increasing its product and geographic diversification.

The DFVC Acquisition was accounted for under the purchase method of accounting. Under purchase accounting, tangible and identifiable intangible assets acquired and liabilities assumed were recorded at their respective fair values. Goodwill associated with the DFVC Acquisition is being amortized over 30 years.

The following unaudited pro forma financial information presents a summary of consolidated results of operations of Pro-Fac and DFVC as if the acquisition had occurred at the beginning of the 1999 fiscal year.

(Dollars in Millions)
                                                       Fiscal Year Ended
                                                         June 26, 1999
                                                       -----------------
Net sales                                                   $1,336.0
Income before extraordinary items                           $   25.1
Net income                                                  $    7.1

These unaudited pro forma results have been prepared for comparative purposes only and include adjustments for additional depreciation expense and amortization and interest expense on acquisition debt. They do not purport to be indicative of the results of operations which actually would have resulted had the combination been in effect at the beginning of the 1999 fiscal year, or of the future operations of the consolidated entities.

Concurrently with the DFVC Acquisition, Agrilink Foods refinanced its then existing indebtedness (the "Refinancing"), including its 12 1/4 percent Senior Subordinated Notes due 2005 (the "Old Notes") and its then existing bank debt. On August 24, 1998, Agrilink Foods commenced a tender offer (the "Tender Offer") for all the Old Notes and consent solicitation to certain amendments under the indenture governing the Old Notes to eliminate substantially all the restrictive covenants and certain events of default therein. Substantially all of the $160 million aggregate principal amount of the Old Notes were tendered and purchased by Agrilink Foods for aggregate consideration of approximately $184 million, including accrued interest of $2.9 million. Agrilink Foods also terminated its then existing bank facility (including seasonal borrowings) and repaid $176.5 million, excluding interest owed and breakage fees outstanding thereunder. Agrilink Foods recognized an extraordinary item of $18.0 million (net of income taxes) in the first quarter of fiscal 1999 relating to this refinancing.

In order to consummate the DFVC Acquisition and the Refinancing and to pay the related fees and expenses, Agrilink Foods: (i) entered into a new credit facility (the "Credit Facility") providing for $455 million of term loan borrowings (the "Term Loan Facility") and up to $200 million of revolving credit borrowings (the "Revolving Credit Facility"), (ii) entered into and drew upon a $200 million bridge loan facility (the "Bridge Facility") and (iii) issued the $30 million Subordinated Promissory Note to Dean Foods (This note was subsequently sold to Great Lakes Kraut Company, a joint venture of Agrilink Foods, in December 2000). The Bridge Facility was repaid during November of 1998 principally with the proceeds from a new Senior Subordinated Note Offering (the "Notes"). See NOTE 8 - "Debt - Senior Subordinated Notes 11-7/8 Percent (due
2008)." Debt issue costs of $5.5 million associated with the Bridge Facility were expensed during the quarter ended December 26, 1998.

Acquisition of J.A. Hopay Distributing Co, Inc.: Effective July 21, 1998, Agrilink Foods acquired J.A. Hopay Distributing Co., Inc. ("Hopay") of Pittsburgh, Pennsylvania. Hopay distributed snack products for Snyder of Berlin, one of the Company's businesses included within its snack foods unit. The acquisition was accounted for as a purchase. The purchase price (net of liabilities assumed) was approximately $2.3 million. Intangibles of approximately $3.3 million were recorded in conjunction with this transaction and are being amortized over 5 to 30 years.

The effects of the Hopay acquisition are not material and, accordingly, have been excluded from the above pro forma presentation. The operations from Hopay have been included in the Cooperative's Statement of Operations since the acquisition date.

NOTE 4. INVENTORIES

The major classes of inventories are as follows:

(Dollars in Thousands)
                                            June 30,          June 24,
                                              2001              2000
                                         -------------       ----------

Finished goods                             $  279,991        $  290,195
Raw materials and supplies                     33,865            51,736
                                           ----------        ----------
     Total inventories                     $  313,856        $  341,931
                                           ==========        ==========

On February 16, 2001, Agrilink Foods completed the purchase of the frozen vegetable inventory of AgriFrozen. AgriFrozen's lender sold the inventory to Agrilink Foods pursuant to a private sale under the Uniform Commercial Code after AgriFrozen voluntarily surrendered the inventory to the lender. The purchase price was $31.6 million of which $10.0 million was paid to the lender on April 1, 2001, and the remaining balance was paid on August 1, 2001. The $21.6 million is included in accounts payable at June 30, 2001. In addition, under a related agreement between Agrilink Foods and AgriFrozen, Agrilink Foods funded certain operating costs and expenses of AgriFrozen, primarily in storing and converting the purchased inventory to finished goods, during a transition period which ended on June 30, 2001. Total expenses were estimated to be approximately $7.1 million, of which $6.0 million has been funded as of June 30, 2001. This funding is net of the proceeds of available receivables not pledged to the lender. Agrilink Foods incurred fees of approximately $0.8 million related to this transaction which were expensed during the second half of fiscal 2001.

NOTE 5. INVESTMENT IN JOINT VENTURE

Formation of Sauerkraut Company: On July 1, 1997, Agrilink Foods and Flanagan Brothers, Inc. of Bear Creek, Wisconsin contributed all their assets involved in sauerkraut production to form a new sauerkraut company. This new company, Great Lakes Kraut Company, LLC, operates as a New York limited liability company with ownership and earnings divided equally between the two companies. The joint venture is accounted for using the equity method of accounting. Summarized financial information of Great Lakes Kraut Company, LLC is as follows:

Condensed Statement of Earnings
(Dollars in Thousands)

                                               Fiscal Years Ended
                              June 30, 2001       June 24, 2000    June 26, 1999
                              -------------       -------------    -------------

Net sales                       $  30,688           $  36,126         $ 33,335
Gross profit                    $   6,744           $   9,150         $  9,392
Operating income                $   3,105           $   5,488         $  6,267
Net income                      $   3,559           $   4,836         $  5,575

Condensed Balance Sheet
(Dollars in Thousands)

                              June 30,2001        June 24, 2000
                              ------------        -------------

Current assets                  $  13,050           $  12,464
Noncurrent assets               $  33,158           $  22,081
Current liabilities             $  12,763           $  13,158
Noncurrent liabilities          $  15,049           $   4,579

On December 1, 2000, Great Lakes Kraut Company, LLC purchased the Subordinated Promissory Note issued by Agrilink Foods to Dean Foods in conjunction with the acquisition of Dean Foods Vegetable Company. Great Lakes Kraut Company, LLC paid $10 million for the Subordinated Promissory Note with proceeds from bank financing.

NOTE 6. PROPERTY, PLANT AND EQUIPMENT AND RELATED OBLIGATIONS

The following is a summary of property, plant and equipment and related obligations at June 30, 2001 and June 24, 2000:

(Dollars in Thousands)

                                                    June 30, 2001                                     June 24, 2000
                                       ----------------------------------------     -----------------------------------------
                                         Owned         Leased                        Owned           Leased
                                         Assets        Assets          Total         Assets          Assets            Total
                                       ----------    ---------       --------       ----------      ----------       ----------

Land                                   $  14,019     $     0         $ 14,019       $  18,943       $      0         $  18,943
Land improvements                          7,627           0            7,627           7,828              0             7,828
Buildings                                108,991         395          109,386         114,428            395           114,823
Machinery and equipment                  300,741       1,115          301,856         307,890            936           308,826
Construction in progress                  12,249           0           12,249          14,499              0            14,499
                                       ---------     -------         --------       ---------       --------         ---------
                                         443,627       1,510          445,137         463,588          1,331           464,919
Less accumulated depreciation           (138,922)       (684)        (139,606)       (115,856)          (704)         (116,560)
                                       ---------     -------         --------       ---------       --------         ---------
Net                                    $ 304,705     $   826         $305,531       $ 347,732       $    627         $ 348,359
                                       =========     =======         ========       =========       ========         =========

Obligations under capital leases1                    $   887                                        $    738
Less current portion                                    (316)                                           (218)
                                                     -------                                        --------
Long-term portion                                    $   571                                        $    520
                                                     =======                                        ========

1 Represents the present value of net minimum lease payments calculated at the Cooperative's incremental borrowing rate at the inception of the leases, which ranged from 6.3 to 9.8 percent.

Interest capitalized in conjunction with construction amounted to approximately $0.6 million, $0.7 million, and $0.3 million in fiscal 2001, 2000, and 1999, respectively.

The following is a schedule of future minimum lease payments together with the present value of the minimum lease payments related to capitalized leases, both as of June 24, 2000:

(Dollars in Thousands)

Fiscal Year Ending Last                    Capital   Operating   Total Future
   Saturday In June                        Leases      Leases     Commitment
------------------------                   -------   ----------   -----------
       2002                                    400       5,422         5,822
       2003                                    325       3,984         4,309
       2004                                    193       2,974         3,167
       2005                                     89       2,258         2,347
       2006                                     35       1,249         1,284
   Later years                                   0       2,309         2,309
                                           -------   ---------     ---------
Net minimum lease payments                   1,042   $  18,196     $  19,238
                                                     =========     =========
Less amount representing interest             (155)
                                           -------
Present value of minimum lease payments    $   887
                                           =======

Total rent expense related to operating leases (including lease arrangements of less than one year which are not included in the previous table) amounted to $16.6 million, $18.7 million, and $15.4 million for fiscal years 2001, 2000, and 1999, respectively.

NOTE 7. ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

On June 25, 2000, the Cooperative adopted FASB SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 requires the recognition of all derivative financial instruments as either assets or liabilities in the balance sheet and measurement of those instruments at fair value. Changes in the fair values of those derivatives will be reported in earnings or other comprehensive income depending on the use of the derivative and whether it qualifies for hedge accounting. The accounting for gains and losses associated with changes in the fair value of a derivative and the effect on the consolidated financial statements will depend on its hedge designation and whether the hedge is highly effective in achieving offsetting changes in the fair value or cash flow of the asset or liability hedged. Under the provisions of SFAS No. 133, the method that will be used for assessing the effectiveness of a hedging derivative, as well as the measurement approach for determining the ineffective aspects of the hedge, must be established at the inception of the hedge.

The Cooperative, as a result of its operating and financing activities, is exposed to changes in foreign currency exchange rates, certain commodity prices, and interest rates, which may adversely affect its results of operations and financial position. In seeking to minimize the risks and/or costs associated with such activities, the Cooperative may enter into derivative contracts.

The adoption of SFAS No. 133 did not materially affect the Cooperative's results of operations, other comprehensive income, or financial position.

Foreign Currency: Agrilink Foods manages its foreign currency related risk primarily through the use of foreign currency forward contracts. The contracts held by Agrilink Foods are denominated in Mexican pesos.

Agrilink Foods has entered into foreign currency forward contracts that are designated as cash flow hedges of exchange rate risk related to forecasted foreign currency-denominated intercompany sales. At June 30, 2001, Agrilink Foods had cash flow hedges for the Mexican peso with maturity dates ranging from July 2001 to May 2002 for 124 million pesos.

At June 30, 2001, the fair value of the open contracts was an after-tax gain of approximately $0.6 million recorded in accumulated other comprehensive income in shareholder's equity. Amounts deferred to accumulated other comprehensive income will be reclassified into cost of goods sold. For the year ended June 30, 2001, approximately $0.3 million has been reclassified from other comprehensive income to cost of goods sold. Hedge ineffectiveness was insignificant.

Commodity Prices: Agrilink Foods is exposed to commodity price risk related to forecasted purchases of soybean oil, an ingredient in the manufacture of salad dressings and mayonnaise. To mitigate this risk, Agrilink Foods designated soybean oil forward contracts as cash flow hedges of its forecasted soybean oil purchases. Agrilink Foods maintained soybean oil contracts that hedged approximately 70 percent of its planned soybean oil requirements during fiscal 2001. These contracts were either sold or expired during fiscal 2001, and a loss of $0.2 million recorded in cost of goods sold.

Agrilink Foods is also exposed to commodity price risk related to forecasted purchases of flour in its manufacturing process. To mitigate this risk, Agrilink Foods designated a swap agreement as a cash flow hedge of its forecasted flour purchases. Agrilink Foods maintained flour contracts that hedged approximately 59 percent of its planned flour requirements during fiscal 2001. The contracts expired during fiscal 2001, and an immaterial loss was recorded in cost of goods sold.

Agrilink Foods is also exposed to commodity price risk related to forecasted purchases of corrugated (unbleached kraftliner) in its manufacturing process. To mitigate this risk, Agrilink Foods designated a swap agreement as a cash flow hedge of its forecasted corrugated purchases. Agrilink Foods hedged approximately 80 percent of its planned corrugated requirements. This agreement had no fair value and terminated on June 30, 2001.

Interest Rates: Agrilink Foods is exposed to interest rate risk primarily through its borrowing activities. The majority of Agrilink Foods' long-term borrowings are variable rate instruments. Agrilink Foods entered into two interest rate swap contracts under which Agrilink Foods agrees to pay an amount equal to a specified fixed rate of interest times a notional principal amount, and to receive in return an amount equal to a specified variable rate of interest times the same notional principal amount. The notional amounts of the contract are not exchanged and no other cash payments are made. Two interest rate swap contracts were entered into with a major financial institution in order to minimize credit risk.

The first interest rate swap contract required payment of a fixed rate of interest (4.96 percent) and the receiving of a variable rate of interest (three-month London Interbank Offered Rate ("LIBOR") of 4.85 percent as of June 30, 2001) on $150 million notional amount of indebtedness. Agrilink Foods had a second interest rate swap contract to pay a fixed rate of interest (5.32 percent) and receive a variable rate of interest (three-month LIBOR of 4.85 percent as of June 30, 2001) on $100 million notional amount of indebtedness. Approximately 61 percent of the underlying debt is being hedged with these interest rate swaps.

Agrilink Foods designates these interest rate swap contracts as cash flow hedges. The fair value of the cash flow hedge is generally deferred to other comprehensive income and reclassified to interest expense over the life of the swap contracts. However, to the extent that any of these contracts are not considered effective in offsetting the change in the value of the interest payments being hedged, any changes in fair value relating to the ineffective portion of these contracts are immediately recognized in income. At June 30, 2001, these interest rate swap contracts were not considered effective, and the fair value of the contracts was an after-tax loss of $0.4 million and was reported in earnings.

NOTE 8. DEBT

The following is a summary of long-term debt outstanding:

(Dollars in Thousands)

                                                                      June 30,          June 24,
                                                                        2001              2000
                                                                    ----------         ----------

Term Loan Facility - Agrilink Foods                                 $  411,600         $  428,300
Term Loan Facility - AgriFrozen                                              0             30,000
Senior Subordinated Notes                                              200,015            200,015
Subordinated Promissory Note (net of discount) - Agrilink Foods         29,660             26,144
Subordinated Promissory Note (net of discount) - AgriFrozen                  0              4,493
Other                                                                    5,452              6,836
                                                                    ----------         ----------
Total debt                                                             646,727            695,788
Less current portion                                                   (15,599)           (16,583)
                                                                    ----------         ----------
Total long-term debt                                                $  631,128         $  679,205
                                                                    ==========         ==========

AGRILINK FOODS DEBT

Credit Facility (Bank Debt): In connection with the DFVC Acquisition, Agrilink Foods entered into a Credit Facility with Harris Bank as Administrative Agent and Bank of Montreal as Syndication Agent, and the lenders thereunder. The Credit Facility consists of a $200 million Revolving Credit Facility and a $455 million Term Loan Facility. The Term Loan Facility is comprised of the Term A Facility, which has a maturity of five years, the Term B Facility, which has a maturity of six years, and the Term C Facility, which has a maturity of seven years. The Revolving Credit Facility has a maturity of five years. All previous bank debt was repaid in conjunction with the execution of the Credit Facility.

The Credit Facility bears interest, at Agrilink Foods' option, at the Administrative Agent's alternate base rate or the LIBOR plus, in each case, applicable margins of: (i) in the case of alternate base rate loans, (x) 1.25 percent for loans under the Revolving Credit Facility and the Term A Facility,
(y) 3.00 percent for loans under the Term B Facility and (z) 3.25 percent for loans under the Term C Facility and (ii) in the case of LIBOR loans, (x) 3.00 percent for loans under the Revolving Credit Facility and the Term A Facility,
(y) 4.00 percent for loans under the Term B Facility and (z) 4.25 percent for loans under the Term C Facility. The Administrative Agent's "alternate base rate" is defined as the greater of: (i) the prime commercial rate as announced by the Administrative Agent or (ii) the Federal Funds rate plus 0.50 percent. The fiscal 2001 weighted-average rate of interest applicable to the Term Loan Facility was 9.97 percent. In addition, Agrilink Foods pays a commitment fee calculated at a rate of 0.50 percent per annum on the daily average unused commitment under the Revolving Credit Facility.

Utilizing outstanding balances at June 30, 2001, the Term Loan Facility is subject to the following amortization schedule:

(Dollars in Millions)

Fiscal Year    Term Loan A   Term Loan B    Term Loan C    Total
-----------    -----------   -----------    -----------    -----

    2002         $  10.0       $   0.4       $    0.4    $  10.8
    2003            10.0           0.4            0.4       10.8
    2004             6.4           0.4            0.4        7.2
    2005             0.0         189.0            0.4      189.4
    2006             0.0           0.0          193.4      193.4
                 -------       -------       --------    -------
                 $  26.4       $ 190.2       $  195.0    $ 411.6
                 =======       =======       ========    =======

The Term Loan Facility is subject to mandatory prepayment under various scenarios as defined in the Credit Facility. During fiscal 2001, Agrilink Foods made mandatory prepayments of $3.2 million from proceeds of the sale of pickle machinery and equipment. In addition, during fiscal 2001, principal payments of $13.5 million were made on the Term Loan Facilities.

Agrilink Foods' obligations under the Credit Facility are collateralized by a first-priority lien on: (i) substantially all existing or after-acquired assets, tangible or intangible, (ii) the capital stock of certain of Pro-Fac's (excluding AgriFrozen, a former subsidiary of Pro-Fac), current and future subsidiaries and (iii) all of Agrilink Foods' rights under the agreement to acquire DFVC (principally indemnification rights) and the Marketing and Facilitation Agreement between Agrilink Foods and Pro-Fac. Agrilink Foods' obligations under the Credit Facility are guaranteed by Pro-Fac (excluding AgriFrozen) and certain of Agrilink Foods' subsidiaries.

The Credit Facility contains customary covenants and restrictions on Agrilink Foods' ability to engage in certain activities, including, but not limited to:
(i) limitations on the incurrence of indebtedness and liens, (ii) limitations on sale-leaseback transactions, consolidations, mergers, sale of assets, transactions with affiliates and investments and (iii) limitations on dividend and other distributions. The Credit Facility also contains financial covenants requiring Pro-Fac to maintain a minimum level of consolidated EBITDA, a minimum consolidated interest coverage ratio, a minimum consolidated fixed charge coverage ratio, a maximum consolidated leverage ratio and a minimum level of consolidated net worth. Under the Credit Agreement, the assets, liabilities, and results of operations of AgriFrozen, a former subsidiary of Pro-Fac, were not consolidated with Pro-Fac for purposes of determining compliance with the covenants. In August 2001, September 2000, and August 1999, Agrilink Foods negotiated amendments to the original covenants. In conjunction with these amendments, Agrilink Foods incurred fees of approximately $1.5 million, $1.7 million and $2.6 million, respectively. These fees are being amortized over the remaining life of the Credit Facility. Pro-Fac and Agrilink Foods are in compliance with all covenants, restrictions, and requirements under the terms of the Credit Facility as amended.

The August 2001 amendment imposes contingent fees and possible increases in interest rates under the Credit Facility based in part on the ability of the Company to raise equity, and deleverage its balance sheet within certain timeframes. To this end, the Company has engaged a financial advisor to assist it in raising a minimum of $100 million through a private placement of an as yet unspecified class of securities of the Company. The amount of such contingent fees is also impacted by EBITDA which the Company achieves for its fiscal year ending in June 2002.

Senior Subordinated Notes - 11-7/8 Percent (due 2008): To extinguish the Subordinated Bridge Facility, Agrilink Foods issued Senior Subordinated Notes (the "Notes") for $200 million aggregate principal amount due November 1, 2008. Interest on the Notes accrues at the rate of 11-7/8 percent per annum and is payable semiannually in arrears on May 1 and November 1.

The Notes represent general unsecured obligations of Agrilink Foods, subordinated in right of payment to certain other debt obligations of Agrilink Foods (including Agrilink Foods' obligations under the Credit Facility). The Notes are guaranteed by Pro-Fac and certain of Agrilink Foods' subsidiaries.

The Notes contain customary covenants and restrictions on Agrilink Foods' ability to engage in certain activities, including, but not limited to: (i) limitations on the incurrence of indebtedness and liens; (ii) limitations on consolidations, mergers, sales of assets, transactions with affiliates; and
(iii) limitations on dividends and other distributions. Agrilink Foods is in compliance with all covenants, restrictions, and requirements under the Notes.

Subordinated Bridge Facility: To complete the DFVC Acquisition, Agrilink Foods entered into a Subordinated Bridge Facility (the "Bridge Facility"). During November 1998, the net proceeds from the sale of the Notes, together with borrowings under the Revolving Credit Facility, were used to repay all the indebtedness outstanding ($200 million plus accrued interest) under the Bridge Facility. The outstanding indebtedness under the Bridge Facility accrued interest at an approximate rate per annum of 10 1/2 percent. Debt issuance costs associated with the Bridge Facility of $5.5 million were fully amortized during the second quarter of fiscal 1999.

Subordinated Promissory Note: As partial consideration for the DFVC Acquisition, Agrilink Foods issued to Dean Foods a Subordinated Promissory Note for $30 million aggregate principal amount due November 22, 2008. Interest on the Subordinated Promissory Note is accrued quarterly in arrears commencing December 31, 1998, at a rate per annum of 5 percent until November 22, 2003, and at a rate of 10 percent thereafter. As the rates on the Note are below market value, Agrilink Foods has imputed the appropriate discount utilizing an effective interest rate of 11-7/8 percent. Interest accruing through November 22, 2003 is required to be paid in kind through the issuance by Agrilink Foods of additional subordinated promissory notes identical to the Subordinated Promissory Note. Agrilink Foods satisfied this requirement in fiscal 2001 through the issuance of five additional promissory notes each for approximately $0.4 million. Interest accruing after November 22, 2003 is payable in cash. The Subordinated Promissory Note may be prepaid at Agrilink Foods's option without premium or penalty.

The Subordinated Promissory Note is expressly subordinate to the Notes and the Credit Facility and contains no financial covenants. The Subordinated Promissory
Note is guaranteed by Pro-Fac.

On December 1, 2000, Dean Foods sold the Subordinated Promissory Note to Great Lakes Kraut Company, LLC, a joint venture between Agrilink Foods and Flanagan Brothers, Inc. This sale did not affect the terms of the note.

Senior Subordinated Notes - 12 1/4 Percent Due 2005 ("Old Notes"): In conjunction with the DFVC Acquisition, Agrilink Foods repurchased $159,985,000 principal amount of its Old Notes, of which $160 million aggregate principal amount was previously outstanding. Agrilink Foods paid a total of approximately $184 million to repurchase the Old Notes, including interest accrued thereon of $2.9 million. Holders who tendered consented to certain amendments to the indenture relating to the Old Notes, which eliminated or amended substantially all the restrictive covenants and certain events of default contained in such indenture. Agrilink Foods may repurchase the remaining Old Notes in the future in open market transactions, privately negotiated purchases or otherwise.

Revolving Credit Facility ("Notes Payable"): Borrowings under Agrilink Foods' Revolving Credit Facility (excluding AgriFrozen) were as follows:

(Dollars in Thousands)
                                                                          Fiscal Years Ended
                                                  --------------------------------------------------------------------
                                                  June 30,2001              June 24, 2000              June 26, 1999
                                                  ------------              -------------              -------------
Balance at end of period                            $        0                $   5,700                  $  18,900
Rate at fiscal year end                                    0.0%                   9.375%                       8.2%
Maximum outstanding during the period               $  121,000                $ 156,100                  $ 116,200
Average amount outstanding during the period        $   76,900                $  90,800                  $  76,700
Weighted average interest rate during the period           9.2%                     8.5%                       7.8%

Agrilink Foods also maintains a Letter of Credit Facility which provides for the issuance of letters of credit through September 2001. As of June 30, 2001, there were $13.4 million in letters of credit outstanding. Management anticipates timely renewals of the Letter of Credit facilities.

Other Debt: Other debt of $5.5 million carries rates up to 10 percent at June 30, 2001.

Maturities: Total long-term debt maturities during each of the next five fiscal years for debt associated with Agrilink Foods are as follows: 2002, $15.6 million; 2003, $11.1 million; 2004, $7.5 million; 2005, $189.4 million; and 2006
$ 193.4 million. Provisions of the Term Loan require annual payments on the last day of each September of each year (commencing September 30, 1999) in an amount equal to the "annual cash sweep" (equivalent to approximately 75 percent of net income adjusted for certain cash and non-cash items) for the preceding fiscal year. As of June 30, 2001, there were no obligations under this provision. Provisions of the Term Loan Facility also require that net cash proceeds from the sale of businesses be applied to the Term Loan Facility.

Fair Value: The estimated fair value of Agrilink Foods' long-term debt outstanding was approximately $629.3 million and $615.5 million at June 30, 2001 and June 24, 2000, respectively. The fair value for long-term debt was estimated using either quoted market prices for the same or similar issues or the current rates offered to Agrilink Foods for debt with similar maturities.

AGRIFROZEN DEBT

Credit Agreement and Subordinated Note Agreement of AgriFrozen: With respect to AgriFrozen's Credit Facility, AgriFrozen was not in compliance with certain financial tests and ratios, and certain restrictions and limitations, which constituted defaults under the loan agreement. The lender to AgriFrozen was unwilling to commit to extend further credit to AgriFrozen. In part, because of these issues and as a result of continued pressure on the private label/industrial business sectors served by AgriFrozen, the board of directors of AgriFrozen decided in January 2001 to cease operations. Subsequently, AgriFrozen surrendered its inventory assets to the lender.

AgriFrozen's obligations are not guaranteed by Pro-Fac or Agrilink Foods and are expressly non-recourse as to Pro-Fac and Agrilink Foods. In addition, neither Pro-Fac nor Agrilink Foods pledged any of their respective properties as security for AgriFrozen's indebtedness. As such, the current circumstances of AgriFrozen's debt and liquidity are not expected to have a material affect on the business of Pro-Fac or Agrilink Foods. In addition, on February 15, 2001, Pro-Fac abandoned its ownership interest in AgriFrozen and, accordingly, eliminated all balances related to AgriFrozen, including debt effective that date. In conjunction with this action, Pro-Fac recognized a loss of $1,000, which represented its investment in AgriFrozen.

NOTE 9. TAXES ON INCOME

Taxes on income before extraordinary item include the following:

(Dollars in Thousands)

                                    Fiscal Years Ended
                       ------------------------------------------------
                       June 30,2001    June 24, 2000      June 26, 1999
                       ------------    -------------      -------------
Federal -
  Current                 $ (2,563)         $(4,929)         $ 12,781
  Deferred                   3,013           12,734             8,972
                          --------          -------          --------
                               450            7,805            21,753
State and foreign -
  Current                      173             (210)            2,016
  Deferred                     345              902               977
                          --------          -------          --------
                               518              692             2,993
                          --------          -------          --------
                          $    968          $ 8,497          $ 24,746
                          ========          =======          ========

A reconciliation of the consolidated effective tax rate to the amount computed by applying the federal income tax rate to income before taxes and extraordinary item is as follows:

                                                                                  Fiscal Years Ended
                                                                           -----------------------------------
                                                                            June 30      June 24,     June 26,

                                                                              2001         2000         1999
                                                                           ----------   ----------   ---------

Statutory federal rate                                                        35.0%       35.0%           35.0%
State and foreign income taxes, net of federal income tax effect             (30.6)        2.9             3.5
Allocation to members                                                          0.0        (7.0)            0.0
Goodwill amortization                                                         51.1         5.1             5.9
Dividend received deduction                                                   (2.5)       (0.2)           (0.4)
Meals and entertainment                                                       12.3         0.8             0.6
Other, net                                                                     1.4        (2.2)           (2.0)
                                                                             -----        ----            ----
Effective Tax Rate                                                            66.7%       34.4%           42.6%
                                                                             =====        ====            ====

The consolidated deferred tax (liabilities)/assets consist of the following:

(Dollars in Thousands)
                                                 June 30, 2001   June 24, 2000
Liabilities:
 Depreciation                                     $(42,473)        $(41,033)
 Goodwill and other intangible assets               (6,832)          (5,796)
 Prepaid manufacturing expense                      (8,724)         (10,152)
 Investment in joint venture                        (1,555)          (1,727)
 Discount on Subordinated Promissory Notes          (2,180)          (5,208)
                                                  --------         --------
                                                   (61,764)         (63,916)
                                                  --------         --------
Assets:
 Non-qualified retains                                   0              105
 Inventories                                         9,770           12,922
 Credits and operating loss carryforwards           15,026            7,820
 Insurance accruals                                  2,921            3,259
 Pension/OPEB accruals                              10,883           10,752
 Other                                               4,881           10,161
                                                  --------         --------
  Total deferred tax assets                         43,481           45,019
                                                  --------         --------
  Net deferred liabilities                        (18,283)          (18,897)
  Valuation allowance                              (5,891)           (5,752)
                                                  --------         --------
    Total                                         $(24,174)        $(24,649)
                                                  ========         ========

Realization of deferred tax assets is dependent upon the generation of future taxable income or the existence of sufficient taxable income within the carryforward period. A valuation allowance is provided when it is more likely than not that some portion of the deferred tax assets will not be realized. In assessing the need for a valuation allowance, management considers the scheduled reversal of the deferred tax liabilities, the level of historical taxable income, and the projected future taxable income over the periods in which the temporary differences comprising the deferred tax assets will be deductible.

During fiscal 2001, the Cooperative recorded a valuation allowance in the amount of $0.1 million. The valuation allowance was established for foreign net operating losses and state tax credits generated during the fiscal year. During fiscal 2000, the Cooperative increased the valuation allowance in the amount of $4.3 million. This valuation allowance was primarily established for state net operating losses and credits generated during the year. As the Cooperative cannot assure that realization of these credits is more likely than not to occur, a valuation allowance has been established.

During fiscal 1999, Agrilink Foods utilized the $5.5 million of net operating loss carryforwards ($1.9 million of tax). The benefits for these net operating losses had been recorded in previous years.

In January 1995, the Boards of Directors of Agrilink Foods and Pro-Fac approved appropriate amendments to the Bylaws of Agrilink Foods to allow Agrilink Foods to qualify as a cooperative under Subchapter T of the Internal Revenue Code. In August 1995, Agrilink Foods and Pro-Fac received a favorable ruling from the Internal Revenue Service approving the change in tax treatment effective for fiscal 1996. This ruling also confirmed that the change in Agrilink Foods tax status would have no effect on Pro-Fac's ongoing treatment as a cooperative under Subchapter T of the Internal Revenue Code of 1986.

NOTE 10. PENSIONS, PROFIT SHARING, AND OTHER EMPLOYEE BENEFITS

Pensions: The Cooperative has primarily noncontributory defined benefit plans covering most employees. The benefits for these plans are based primarily on years of service and employees' pay near retirement. The Cooperative's funding policy is consistent with the funding requirements of Federal law and regulations. Plan assets consist principally of common stocks, corporate bonds and US government obligations. For purposes of this disclosure, all defined-benefit pension plans have been combined.

The Cooperative also participates in several union sponsored pension plans. It is not possible to determine the Cooperative's relative share of the accumulated benefit obligations or net assets for these plans. Contributions to these plans are paid when incurred and billed by the sponsoring union or plan.

The following table sets forth the changes in the plans' projected benefit obligation and plan assets and the plans' funded status and amounts recognized in the Cooperative's financial statements at June 30, 2001 and June 24, 2000.

(Dollars in Thousands)
                                                                                       Pension Benefits
                                                                          ------------------------------------------
                                                                                      Fiscal Years Ended
                                                                          ------------------------------------------
                                                                          June 30,2001               June 24, 2000
                                                                          ------------               -------------
Change in benefit obligation:
   Benefit obligation at beginning of period                               $  101,695                   $  110,833
   Service cost                                                                 4,907                        6,520
   Interest cost                                                                7,729                        7,592
   Plan participants' contributions                                               125                          160
   Plan amendments                                                                  0                        2,296
   Actuarial gain                                                              (3,122)                     (16,122)
   Benefits paid                                                               (6,317)                      (9,584)
                                                                           ----------                   ----------
     Benefit obligation at end of period                                      105,017                      101,695
                                                                           ----------                   ----------

Change in plan assets:
   Fair value of plan assets at beginning of period                           111,956                      108,183
   Actual (loss)/return on plan assets                                        (11,025)                      12,941
   Employer contribution                                                          281                          256
   Plan participants' contributions                                               125                          160
   Benefits paid                                                               (6,317)                      (9,584)
                                                                           ----------                   ----------
     Fair value of plan assets at end of period                                95,020                      111,956
                                                                           ----------                   ----------

Plan funded status                                                             (9,997)                      10,261
   Unrecognized prior service cost                                              1,987                        2,181
   Unrecognized actuarial gain                                                 (9,081)                     (29,217)
                                                                           ----------                   ----------
     Accrued benefit liability net of additional minimum pension liability $  (17,091)                  $  (16,775)
                                                                           ==========                   ==========

Amounts recognized in the statement of financial position:
   Accrued benefit liability                                               $  (17,664)                  $  (17,300)
   Accumulated other comprehensive income - minimum pension liability             573                          525
                                                                           ----------                   ----------
     Net amount recognized                                                 $  (17,091)                  $  (16,775)
                                                                           ==========                   ==========

Weighted-average assumptions:
   Discount rate                                                                  7.8%                        8.0%
   Expected return on plan assets                                                 9.5%                        9.5%
   Rate of compensation increase                                              4.5/3.0%                        4.5%

Net periodic benefit cost in fiscal years 2001, 2000 and 1999 is comprised of the following:

                                                                 Pension Benefits
                                                 --------------------------------------------------
                                                                Fiscal Years Ended
                                                 --------------------------------------------------
                                                 June 30, 2001     June 24, 2000      June 26, 1999
                                                 -------------     -------------      -------------
Components of net periodic benefit cost:
   Service cost                                      $ 4,907          $  6,520          $ 4,727
   Interest cost                                       7,729             7,592            6,953
   Expected return on plan assets                    (10,424)          (10,604)         (10,528)
   Amortization of prior service cost                    193               (16)             (15)
   Amortization of gain                               (1,810)              (51)            (741)
                                                     -------          --------          -------
Net periodic benefit cost - Cooperative plans            595             3,441              396
Net periodic benefit cost - union plans                  819               762              876
                                                     -------          --------          -------
Total periodic benefit cost                          $ 1,414          $  4,203          $ 1,272
                                                     =======          ========          =======


The Cooperative maintains a non-tax qualified Supplemental Executive Retirement Plan which provides additional retirement benefits to two prior executives who retired prior to November 4, 1994. In December 2000, the Cooperative adopted an additional SERP to provide additional retirements benefits to a current executive officer of the Cooperative.

The Cooperative maintains an Excess Benefit Retirement Plan which serves to provide employees with the same retirement benefit they would have received from the Cooperative's retirement plan under the career average base pay formula, but for changes required under the 1986 Tax Reform Act and the compensation limitation under Section 401(a)(17) of the Internal Revenue Code having been revised in the 1992 Omnibus Budget Reform Act. This benefit plan was amended in December 2000.

The projected benefit obligation, accumulated benefit obligation and fair value of plan assets for retirement plans with accumulated benefit obligations in excess of plan assets were:

(Dollars in Thousands)

                                  Master Salaried        Excess Benefit    Supplemental Executive    Supplemental Executive
                                  Retirement Plan       Retirement Plan     Retirement Plan No.1    Retirement Agreement No.2
                                 Fiscal Years Ended    Fiscal Years Ended    Fiscal Years Ended         Fiscal Years Ended
                                -------------------    ------------------  ----------------------   -------------------------
                                6/30/01     6/24/00    6/30/01  6/24/00    6/30/01       6/24/00        6/30/01      6/24/00
                                --------    -------    -------  -------    ------        -------        -------      -------

Projected benefit obligation    $38,234       N/A      $1,089   $1,159     $1,716        $1,729          $353          N/A
Accumulated benefit obligation   32,527       N/A         879      834      1,716         1,729           353          N/A
Plan assets                      30,299       N/A           0        0         0              0             0          N/A

Postretirement Benefits Other Than Pensions: The Cooperative sponsors benefit plans that provide postretirement medical and life insurance benefits for certain current and former employees. For the most part, current employees are not eligible for the postretirement medical coverage. Generally, other than pensions, the Cooperative does not pay retirees' benefit costs. Various exceptions exist, which have evolved from union negotiations, early retirement incentives and existing retiree commitments from acquired companies.

The Cooperative has not prefunded any of its retiree medical or life insurance liabilities. Consequently there are no plan assets held in a trust, and there is no expected long-term rate of return assumption for purposes of determining the annual expense.

The following table sets forth the changes in the plans' projected benefit obligation and plan assets and the plans' funded status and amounts recognized in the Cooperative's financial statements at June 30, 2001 and June 24, 2000.

(Dollars in Thousands)
                                                                                Other Benefits
                                                                   ----------------------------------------
                                                                              Fiscal Years Ended
                                                                   ----------------------------------------
                                                                   June 30, 2001              June 24, 2000
                                                                   -------------              -------------
Change in benefit obligation:
   Benefit obligation at beginning of period                       $    5,658                   $    6,507
   Service cost                                                           170                          184
   Interest cost                                                          429                          433
   Decrease due to sale                                                     0                         (295)
   Plan amendments                                                       (891)                           0
   Actuarial loss/(gain)                                                1,578                         (715)
   Benefits paid                                                         (611)                        (456)
                                                                   ----------                   ----------
     Benefit obligation at end of period                                6,333                        5,658
                                                                   ----------                   ----------
Change in plan assets:
   Fair value of assets at beginning of period                              0                            0
   Employer contribution                                                  611                          456
   Benefits paid                                                         (611)                        (456)
                                                                   ----------                   ----------
     Fair value of assets at end of period                                  0                            0
                                                                   ----------                   ----------

Plan funded status                                                     (6,333)                      (5,658)
   Unrecognized prior service cost                                       (892)                           0
   Unrecognized actuarial loss                                          2,276                          717
                                                                   ----------                   ----------
     Accrued benefit liability                                         (4,949)                      (4,941)
Amounts recognized in the statement of financial position:
   Accrued benefit liability                                       $   (4,949)                  $   (4,941)
                                                                   ==========                   ==========

Weighted-average assumptions:
   Discount rate                                                          7.8%                         8.0%
   Expected return on plan assets                                          N/A                          N/A
   Rate of compensation increase                                          3.0%                         4.5%

                                                                   Other Benefits
                                                  -----------------------------------------------------
                                                  June 30, 2001     June 24, 2000     June 26, 1999
                                                  -------------     -------------     -------------
Components of net periodic benefit cost:
   Service cost                                     $     170          $    184         $      90
   Interest cost                                          429               433               250
   Amortization of loss                                    20               159                 0
                                                    ---------          --------         ---------
   Net periodic benefit cost                        $     619          $    776         $     340
                                                    =========          ========         =========

For measurement purposes, an 8.0 percent rate of increase in the per capita cost of covered health care benefits was assumed for fiscal 2001. The rate was assumed to decrease gradually to 5.0 percent for 2007 and remain at that level thereafter.

The assumed health care trend rates can have a significant effect on the amounts reported for the postretirement benefits plan. A one-percentage point change in the assumed health care trend rates would have the following effect:

                                                                       1-Percentage         1-Percentage
                                                                       Point Increase      Point Decrease

Effect on total of service and interest cost components for fiscal 2001   $   58              $   (51)
Effect on postretirement benefit obligation at June 30, 2001              $  432              $  (379)

Agrilink Foods 401(k) Plan: Under the Agrilink Foods 401(k) Plan ("401(k)"),
Agrilink Foods contributes matching contributions to the plan for the benefit of employees who elect to defer a portion of their salary into the plan. During fiscal 2001, 2000, and 1999,

Agrilink Foods allocated approximately $1.2 million, $1.1 million, and $0.9 million, respectively, in the form of matching contributions to the plan.

In addition, Agrilink Foods also maintains a Non- Qualified 401(k) Plan in which Agrilink Foods allocates matching contributions for the benefit of "highly compensated employees" as defined under Section 414(q) of the Internal Revenue Code. During fiscal 2001, 2000, and 1999, Agrilink Foods allocated $0.3 million, $0.2 million, and $0.2 million, respectively in the form of matching contributions to this plan.

Long-Term Incentive Plan: On June 24, 1996, the Cooperative introduced a long-term incentive program, the Agrilink Foods Equity Value Plan, which it has amended from time to time. The Equity Value Plan provides performance units to a select group of management. The future value of the performance units is determined by Agrilink Foods' performance on earnings and debt repayment.

Units issued in 1996 through 1999 vest 25 percent each year after the first anniversary of the grant, becoming 100 percent vested on the fourth anniversary of grant. For units granted in 1996, the appreciated value of units in excess of the initial grant price is paid as cash compensation on the tenth anniversary of grant. The total units granted in 1996 were 248,511 at $13.38. For units granted in 1997, 1998 and 1999, the final value of the performance units is determined on the fourth anniversary of grant. One-third of the appreciated value of units in excess of the initial grant price is paid as cash compensation over each of the subsequent three years. The total units granted from 1997 through 1999 were 402,715 at $26.00 per unit in 1999, 308,628 at $21.88 per unit in 1998, and
176,278 at $25.04 per unit in 1997.

For units granted in 2001 and 2000, the final value of the performance units is discretionary. Units granted in 2001 and 2000 vest 100 percent on the fourth anniversary of grant. The total units granted in 2001 and 2000 were 400,000 and 371,806, respectively.

Units forfeited since the inception of the plan include 4,474 at $17.67; 13,205 at $26.00, 9,418 at $21.88, 18,362 at $25.04, and 27,165 at $13.38.

The value of the grants from the Agrilink Foods Equity Value Plan will be based on Agrilink's future earnings and debt repayment.

Nothing has been charged to income under these plans.

Employee Stock Purchase Plan: During fiscal 1996 the Cooperative introduced an Employee Stock Purchase Plan which affords employees the opportunity to purchase semi-annually, in cash or via payroll deduction, shares of Class B Cumulative Pro-Fac Preferred Stock to a maximum value of 5 percent of salary. The purchase price of such shares is par value, $10 per share. During fiscal 2001, 2000, and 1999, 23,923, 23,664, and 26,061 shares, respectively, were held by employees, and there were no shares subscribed to as of June 30, 2001.

NOTE 11. OPERATING SEGMENTS

The Cooperative accounts for segments using Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise" (SFAS 131). SFAS No. 131 establishes requirements for reporting information about operating segments and establishes standards for related disclosures about products and services, and geographic areas. SFAS No. 131 also replaces the "industry segment" approach with the "management" approach. The management approach designates the internal organization that is used by management for making operating decisions and assessing performance as the source of reportable segments. As management makes the majority of its operating decisions based upon the Cooperative's significant product lines, The Cooperative has elected to utilize significant product lines in determining its operating segments. The Cooperative's four primary operating segments are as follows: vegetables, fruit, snacks, and canned meals.

The vegetable product line consists of canned and frozen vegetables, chili beans, and various other products. Branded products within the vegetable category include Birds Eye, Birds Eye Voila!, Birds Eye Simply Grillin' Freshlike, Veg-All, McKenzies, and Brooks Chili Beans. The fruit product line consists of canned and frozen fruits including fruit fillings and toppings. Branded products within the fruit category include Comstock and Wilderness. The snack product line consists of potato chips, popcorn and other corn-based snack items. Branded products within the snacks category include Tim's Cascade Chips, Snyder of Berlin, Husman, La Restaurante, Erin's, Beehive, Pops-Rite, Super Pop, and Flavor Destinations. The canned meal product line includes canned meat products such as chilies, stew, and soups, and various other ready-to-eat prepared meals. Branded products within the canned meals category include Nalley. Other product lines primarily represent salad dressings. Branded products within the "other category" include Bernstein's and Nalley.

The following table illustrates the Cooperative's operating segment information:

(Dollars in Millions)                                                                            Fiscal Years Ended
                                                                                 --------------------------------------------------
                                                                                 June 30, 2001      June 24, 2000     June 26, 1999
                                                                                 -------------      -------------     -------------
Net Sales:
   Vegetables                                                                      $    970.2         $    836.7       $   769.5
   Fruits                                                                               120.4              114.4           115.8
   Snacks                                                                                97.9               90.9            91.4
   Canned Meals                                                                          64.2               62.3            66.4
   Other                                                                                 50.6               56.0            74.8
                                                                                   ----------         ----------       ---------
     Continuing segments                                                              1,303.3            1,160.3         1,117.9
   Businesses sold or closed1                                                            35.9              146.4           174.1
                                                                                   ----------         ----------       ---------
         Total                                                                     $  1,339.2         $  1,306.7       $ 1,292.0
                                                                                   ==========         ==========       =========

Operating income:
   Vegetables2                                                                     $     55.7         $     65.4       $    43.9
   Fruits                                                                                11.4               13.9             8.4
   Snacks                                                                                 5.6                6.7             3.3
   Canned Meals                                                                           6.6                6.7             6.5
   Other                                                                                  1.9                4.6             3.7
                                                                                   ----------         ----------       ---------
     Continuing segments operating income                                                81.2               97.3            65.8
   Businesses sold or closed1                                                             5.3                4.2             7.2
                                                                                   ----------         ----------       ---------
         Total                                                                           86.5              101.5            73.0
Gains on sales of assets                                                                  0.0                6.7            64.7
Restructuring expense                                                                     0.0                0.0            (5.0)
                                                                                   ----------         ----------       ---------
Total consolidated operating income                                                      86.5              108.2           132.7
Interest expense                                                                        (85.1)             (83.5)          (67.4)
Amortization of debt issue costs associated with the Bridge Facility                      0.0                0.0            (5.5)
                                                                                   ----------         ----------       ---------
Pretax income before extraordinary item, dividends and allocation of net proceeds  $      1.4         $     24.7       $    59.8
                                                                                   ==========         ==========       =========
Total Assets:
   Vegetables                                                                     $     839.8         $    867.1       $   880.8
   Fruits                                                                                71.9               79.4            90.2
   Snacks                                                                                47.0               43.5            40.9
   Canned Meals                                                                          45.3               45.7            46.2
   Other                                                                                 57.2               52.2            43.1
                                                                                  -----------         ----------       ---------
     Continuing segments                                                              1,061.2            1,087.9         1,101.2
   Businesses sold or closed1                                                             0.0               99.1            94.4
   Assets held for sale                                                                   0.1                0.3             0.9
                                                                                  -----------         ----------       ---------
       Total                                                                      $   1,061.3         $  1,187.3       $ 1,196.5
                                                                                  ===========         ==========       =========

Depreciation expense:
   Vegetables                                                                     $      22.4         $     22.3       $    16.7
   Fruits                                                                                 2.6                1.7             2.3
   Snacks                                                                                 3.1                2.4             1.7
   Canned Meals                                                                           0.9                1.2             1.2
   Other                                                                                  1.7                1.2             1.0
                                                                                  -----------         ----------       ---------
     Continuing segments                                                                 30.7               28.8            22.9
   Businesses sold or closed1                                                             1.2                3.8             1.9
                                                                                  -----------         ----------       ---------
     Total                                                                         $     31.9         $     32.6       $    24.8
                                                                                   ==========         ==========       =========

Amortization Expense:
   Vegetables                                                                     $       7.8         $      6.1       $     5.4
   Fruits                                                                                 0.1                0.1             0.1
   Snacks                                                                                 0.6                0.8             0.9
   Canned meals                                                                           0.7                0.7             0.7
   Other                                                                                  0.7                0.7             0.6
                                                                                  -----------         ----------       ---------
     Continuing segments                                                                  9.9                8.4             7.7
   Businesses sold or closed1                                                             0.0                0.4             1.7
                                                                                  -----------         ----------       ---------
       Total                                                                      $       9.9         $      8.8       $     9.4
                                                                                  ===========         ==========       =========

(Dollars in Millions)                           Fiscal Years Ended
                                 -------------------------------------------
                                 June 30, 2001  June 24, 2000  June 26, 1999
                                 -------------  -------------  -------------
Capital expenditures:
   Vegetables                     $   14.8       $    19.8    $    17.8
   Fruits                              2.7             1.6          1.3
   Snacks                              4.4             2.3          2.0
   Canned Meals                        2.5             1.1          0.6
   Other                               0.7             0.2          0.3
                                  --------      ----------    ---------
     Continuing Segments              25.1            25.0         22.0
   Businesses sold or closed1          1.1             2.0          1.8
                                  --------      ----------    ---------
       Total                      $   26.2      $     27.0    $    23.8
                                  ========      ==========    =========

1    Includes   activities  of  businesses   sold  or  no  longer  part  of  the
     Cooperative.   See  NOTE  3  in  the  "Notes  to   Consolidated   Financial
     Statements."

2 The vegetable product line includes earnings derived from Agrilink Foods' investment in Great Lakes Kraut Company, LLC of $1.8 million, $2.4 million, and $2.8 million in fiscal 2001, 2000, and fiscal 1999, respectively. See
     NOTE 5 to the "Notes to Consolidated Financial Statements" - "Investment in Joint Venture."

NOTE 12. COMMON STOCK AND CAPITALIZATION

The following table illustrates the Cooperative's shares authorized, issued, and outstanding at June 30, 2001 and June 24, 2000.


                                                                                        Shares Issued and Outstanding
                                                                                              Fiscal Years Ended
                                                      Par              Shares         --------------------------------
                                                     Value           Authorized       June 30, 2001      June 24, 2000
                                                     -----           ----------       -------------      -------------

Class A Common Stock                                 $ 5.00            5,000,000         2,257,479         2,132,981
Class B Common Stock                                 $ 5.00            1,600,000           723,229           723,229
Non-Cumulative Preferred Stock                       $25.00            5,000,000            32,308            34,400
Class A Cumulative Preferred Stock                   $ 1.00           10,000,000         4,495,443         4,249,007
Class B Cumulative Preferred Stock                   $ 1.00            9,500,000                 0                 0
Class C Cumulative Preferred Stock                   $ 1.00           10,000,000                 0                 0
Class D Cumulative Preferred Stock                   $ 1.00           10,000,000                 0                 0
Class E Cumulative Preferred Stock                   $ 1.00           10,000,000                 0                 0
Class B, Series I 10% Cumulative Preferred Stock     $ 1.00              500,000            23,923            23,664

On March 4, 1999, the Cooperative authorized up to $15,000,000 of special membership interests which shall have a stated value in liquidation equal to such interests' face amount.

Common Stock: The Common Stock purchased by members is related to the crop delivery of each member. Regardless of the number of shares held, each member has one vote. As of June 30, 2001, there were 604 holders of the Class A Common. Common Stock may be transferred to another grower only with approval of the Pro-Fac Board of Directors. If a member ceases to be a producer of agricultural products which is marketed through the Cooperative, then it must sell its Common Stock to another grower within the members' pool that is acceptable to the Cooperative. If no such grower is available to purchase the stock, then the member must sell its Common Stock to the Cooperative at par value. There is no established public trading market for the Common Stock of the Cooperative.

In fiscal 2001, 2000, and 1999 dividends on Class A Common Stock were paid at a rate of 5.0 percent. Subsequent to June 30, 2001, the Cooperative declared a cash dividend at a rate of 5.0 percent on the Class A Common Stock. These dividends amounted $0.6 million and were paid in July 2001.

At June 30, 2001 and June 24, 2000, there were outstanding subscriptions, at par value, of 97,243 and 233,977 shares for Class A Common Stock, respectively. These shares are issued as subscription payments are received.

As of June 30, 2001, the Cooperative had 153 holders of Class B common stock. No dividends were paid on the Class B common stock, and there were no outstanding subscriptions.

On July 19, 2001, Pro-Fac repurchased its Class B common stock and special membership interests. These securities were held by the former Agripac, Inc. members who subscribed to become grower/members for Pro-Fac supplying raw product to the AgriFrozen Foods processing facilities.

Preferred Stock: Except for the Class B, Series I, 10 Percent Cumulative Preferred Stock, all preferred stock outstanding originated from the conversion at par value of retains at the discretion of Pro-Fac's board of directors. Preferred Stock is non-voting, except that the holders of preferred and common stock are entitled to vote as separate classes on certain matters which would affect or subordinate the rights of the class.

On August 23, 1995, the Cooperative commenced an offer to exchange one share of its Class A Cumulative Preferred Stock (liquidation preference $25 per share) for each of its existing Non-cumulative Preferred Stock (liquidation preference $25 per share). Pro-Fac's Class A Cumulative Preferred Stock is listed under the symbol PFACP on the Nasdaq National Market system. As of June 30, 2001, the number of Class A Cumulative Preferred Stock record holders was 1,816.

The Class B, Series I, 10 Percent Cumulative Preferred Stock (the "Class B Stock") is issued to employees pursuant to an Employee Stock Purchase Plan. At least once a year, Pro-Fac plans to offer to repurchase at least 5 percent of the outstanding shares of Class B Stock.

The dividend rates for the preferred stock outstanding are as follows:

Non-Cumulative Preferred Stock                               $1.50 per share paid annually at the discretion of the Board.

Class A Cumulative Preferred Stock                           $1.72 per share annually, paid in four quarterly installments of
                                                             $.43 per share.

Class B, Series I, 10 Percent Cumulative Preferred Stock     $1.00 per share paid annually.

Subsequent to June 30, 2001, the Cooperative declared a cash dividend of $1.50 per share on the Non-cumulative Preferred Stock and $.43 per share on the Class A Cumulative Preferred Stock. These dividends amounted to $2.0 million and were paid in July 2001.

Retained Earnings Allocated to Members ("Retains"): Retains arise from patronage income, and are allocated to the accounts of members within 8.5 months of the end of each fiscal year.

     Qualified Retains: Qualified retains are freely transferable. At the discretion of the Board of Directors qualified retains may mature into preferred stock in December of the fifth year after allocation. Qualified retains are taxable income to the member in the year the allocation is made.

     Non-Qualified Retains: Non-qualified retains may not be sold or purchased. At the discretion of the Board of Directors the non-qualified retains allocation may be redeemed in five years through partial payment in cash and issuance of preferred stock. The non-qualified retains will not be taxable to the member until the year of redemption.

     Non-qualified retains may be subject to later adjustment if such is deemed necessary by the Board of Directors because of events which may occur after the retains were allocated.

Beginning with the retains issued in 1995, retains maturing into preferred stock, as determined by the Board of Directors, will mature in shares of Class A Cumulative Preferred Stock.

Earned Surplus: Earned surplus consists of accumulated income after distribution of earnings allocated to members, dividends and after state and federal income taxes. Earned surplus is reinvested in the business in the same fashion as retains.

NOTE 13. SUBSIDIARY GUARANTORS

Kennedy Endeavors, Incorporated and Linden Oaks Corporation, wholly owned subsidiaries of Agrilink Foods ("Subsidiary Guarantors") and Pro-Fac, have jointly and severally, fully and unconditionally guaranteed, on a senior subordinated basis, the obligations of Agrilink Foods with respect to Agrilink Foods' 11 7/8 percent Senior Subordinated Notes due 2008 and the Credit Facility. The covenants in the Notes and the Credit Facility do not restrict the ability of the Subsidiary Guarantors to make cash distributions to Agrilink Foods.

Presented below is condensed consolidating financial information for (i) Agrilink Foods; (ii) the Guarantor Subsidiaries; (iii) the Non-Guarantor Subsidiaries; and (iv) Pro-Fac Cooperative as of June 30, 2001, June 24, 2000 and for the fiscal years ended June 30, 2001, June 24, 2000, and June 26, 1999. The condensed consolidating financial information has been presented to show the nature of assets held, results of operations and cash flows of the Company and Guarantor Subsidiaries in accordance with SEC Financial Reporting Release No. 55.

                                                                                 Balance Sheet
                                                                                 June 30, 2001
                                               ------------------------------------------------------------------------------------
                                                  Pro-Fac      Agrilink     Guarantor     Non-Guarantor  Eliminating
                                                Cooperative   Foods, Inc.  Subsidiaries   Subsidiaries     Entries    Consolidated
                                               -------------  -----------  -------------  -------------  -----------  -------------


(Dollars in Thousands)

Assets
   Current assets:

     Cash and cash equivalents                   $        0    $    7,624    $      21    $     11    $        0     $    7,656
     Accounts receivable, net                             0        90,600        2,892           0             0         93,492
     Inventories -
       Finished goods                                     0       279,320          422         249             0        279,991
       Raw materials and supplies                         0        33,287          417         161             0         33,865
                                                 ----------    ----------    ---------    --------    ----------     ----------
         Total inventories                                0       312,607          839         410             0        313,856

     Other current assets                               421        52,729       (4,190)        208             0         49,168
                                                 ----------    ----------    ---------    --------    ----------     ----------

         Total current assets                           421       463,560         (438)        629             0        464,172

   Property, plant and equipment, net                     0       297,345        4,531       3,655             0        305,531
   Investment in subsidiaries                       180,332       308,207            0           0      (488,539)             0
   Goodwill and other intangible assets, net              0        53,552      195,225           0             0        248,777
   Other assets                                          59        51,996      110,326           0      (119,510)        42,871
                                                 ----------    ----------    ---------    --------    ----------     ----------

         Total assets                            $  180,812    $1,174,660    $ 309,644    $  4,284    $ (608,049)    $1,061,351
                                                 ==========    ==========    =========    ========    ==========     ==========

   Liabilities and Shareholder's Equity
   Current liabilities:
     Current portion of long-term debt           $        0    $   15,599    $       0    $      0    $        0     $   15,599
     Accounts payable                                    80       115,493        1,930         428             0        117,931
     Accrued interest                                     0         9,253            0           0             0          9,253
     Intercompany loans                                   0        (1,697)       1,859        (162)            0              0
     Other current liabilities                       18,017        58,078          968         698             0         77,761
                                                 ----------    ----------    ---------    --------    ----------     ----------
       Total current liabilities                     18,097       196,726        4,757         964             0        220,544
   Long-term debt                                         0       631,128            0           0             0        631,128
   Other non-current liabilities                      9,400       166,474            0           0      (119,510)        56,364
                                                 ----------    ----------    ---------    --------    ----------     ----------

     Total liabilities                               27,497       994,328        4,757         964      (119,510)       908,036

   Class B cumulative redeemable preferred stock        239             0            0           0             0            239
   Class A common stock                              11,287             0            0           0             0         11,287

   Shareholder's equity                             141,789       180,332      304,887       3,320      (488,539)       141,789
                                                  ---------    ----------    ----------   ---------    ----------    ----------

     Total liabilities and shareholders' equity   $ 180,812    $1,174,660    $ 309,644    $  4,284     $ (608,049)   $1,061,351
                                                  =========    ==========    =========    ========     ==========    ==========

                                                                                 Balance Sheet
                                                                                 June 24, 2000
                                                  ---------------------------------------------------------------------------------
                                                    Pro-Fac      Agrilink      Guarantor  Non-Guarantor   Eliminating
                                                   Cooperative  Foods, Inc.  Subsidiaries  Subsidiaries     Entries    Consolidated
                                                  ------------- -----------  ------------- -------------  -----------  ------------
(Dollars in Thousands)
Assets
Current assets:
   Cash and cash equivalents                        $      0      $    4,785   $     209    $        0   $        0     $    4,994
   Accounts receivable, net                                0         103,206       2,148        16,544      (10,345)       111,553
   Inventories -
     Finished goods                                        0         249,806         306        40,083            0        290,195
     Raw materials and supplies                            0          44,613         572         6,551            0         51,736
                                                    --------      ----------   ---------    ----------   ----------     ----------
         Total inventories                                 0         294,419         878        46,634            0        341,931

     Other current assets                              2,643          60,789          23         7,569            0         71,024
                                                    --------      ----------   ---------    ----------   ----------     ----------

       Total current assets                            2,643         463,199       3,258        70,747      (10,345)       529,502

   Property, plant and equipment, net                      0         316,098       1,896        30,365            0        348,359
   Goodwill and other intangible assets, net               0          49,434     209,111             0            0        258,545
   Investment in subsidiaries                        179,178         290,009           0             0     (469,187)             0
   Other assets                                           59          55,791      82,670         8,349      (96,009)        50,860
                                                    --------      ----------   ---------    ----------   ----------     ----------

       Total assets                                 $181,880      $1,174,531   $ 296,935    $  109,461   $ (575,541)    $1,187,266
                                                    ========      ==========   =========    ==========   ==========     ==========

Liabilities and Shareholder's Equity
Current liabilities:
   Notes payable                                    $      0      $    5,700   $       0    $   44,100   $        0     $   49,800
   Current portion of long-term debt                       0          16,583           0             0            0         16,583
   Accounts payable                                       44          93,403       1,668        10,941      (14,384)        91,672
   Accrued interest                                        0          11,398           0             0            0         11,398
   Intercompany loans                                      0             (75)         75             0            0              0
   Other current liabilities                          12,593          78,428       5,183         3,364            0         99,568
                                                    --------      ----------   ---------    ----------   ----------     ----------
       Total current liabilities                      12,637         205,437       6,926        58,405      (14,384)       269,021

   Long-term debt                                          0         644,712           0        34,493            0        679,205
   Other non-current liabilities                       9,400         145,204           0        16,563      (91,970)        79,197
                                                    --------      ----------   ---------    ----------   ----------     ----------
                                                      22,037         995,353       6,926       109,461     (106,354)     1,027,423

   Class B cumulative redeemable preferred stock         237               0           0             0            0            237
   Class A common stock                               10,665               0           0             0            0         10,665

   Total Shareholders' equity                        148,941         179,178     290,009             0     (469,187)       148,941
                                                    --------       ---------    ---------    ---------    ----------    ----------

       Total liabilities and shareholder's equity   $181,880      $1,174,531   $ 296,935    $  109,461    $(575,541)    $1,187,266
                                                    ========      ==========   =========    ==========    =========     ==========


                                                                               Income Statement
                                                                        Fiscal Year Ended June 30, 2001
                                                  ----------------------------------------------------------------------------------
                                                    Pro-Fac     Agrilink     Guarantor    Non-Guarantor  Eliminating
                                                   Cooperative  Foods, Inc.  Subsidiaries  Subsidiaries     Entries    Consolidated
                                                  ------------- -----------  ------------- -------------  -----------  -------------
(Dollars in Thousands)

Net sales                                          $       0    $1,284,835     $  18,476     $ 78,842     $ (42,942)     $1,339,211
Cost of sales                                              0      (918,055)      (10,751)     (79,264)       51,888        (956,182)
                                                   ---------    ----------     ---------     --------     ---------      ----------
Gross profit                                               0       366,780         7,725         (422)        8,946         383,029
Other income                                                             0        57,563          627       (58,190)              0
Selling, administrative, and general expenses              0      (339,643)      (12,966)      (3,226)       57,563        (298,283)
Income from joint venture                                (11)        1,779             0            0             0           1,779
                                                   ---------    ----------     ---------     --------     ---------      -----------
Operating (loss)/income before dividing with Pro-Fac     (11)       28,916        52,322       (3,021)        8,319          86,525
Interest (expense)/income                                  0       (89,812)       10,037       (5,207)          (91)        (85,073)
                                                   ---------    ----------     ---------     --------     ---------      -----------
Pretax (loss)/income before dividing with Pro-Fac        (11)      (60,896)       62,359       (8,228)        8,228           1,452
Pro-Fac share of income                                  732          (732)            0            0             0               0
                                                   ---------    ----------     ---------     ---------    ---------      -----------
Income/(loss) before taxes                               721        (61,628)      62,359        8,228)        8,228           1,452
Tax (provision)/benefit                                 (308)        22,178      (22,163)        (675)            0            (968)
                                                   ---------    -----------    ---------     --------     ---------      ----------
Net income/(loss)                                  $     413    $   (39,450)   $  40,196     $ (8,903)    $   8,228      $      484
                                                   =========    ==========     =========     ========     =========      ===========


                                                                               Income Statement
                                                                        Fiscal Year Ended June 24, 2000
                                                  ---------------------------------------------------------------------------------
                                                    Pro-Fac     Agrilink     Guarantor    Non-Guarantor  Eliminating
                                                   Cooperative  Foods, Inc.  Subsidiaries  Subsidiaries     Entries    Consolidated
                                                  ------------- -----------  ------------- -------------  -----------  ------------
(Dollars in Thousands)

Net sales                                          $       0    $ 1,217,110    $  15,152     $111,935     $ (37,538)     $1,306,659
Cost of sales                                              0        (848,814)     (8,505)     (99,248)       37,538        (919,029)
                                                   ---------    ------------   -----------   --------     ---------      -----------
Gross profit                                               0         368,296       6,647       12,687             0         387,630
Other income                                               5               0      59,461            0       (59,466)              0
Selling, administrative and general expenses               0        (329,139)    (11,608)      (7,230)       59,466        (288,511)
Gain on sale of assets                                     0           6,635           0            0             0           6,635
Income from joint venture                                  0           2,418           0            0             0           2,418
                                                   ---------     -----------   ----------    --------     ---------      ----------
Operating income before dividing with Pro-Fac              5          48,210   $  54,500        5,457             0         108,172
Interest (expense)/income                                  0         (82,897)      4,843       (5,457)            0         (83,511)
                                                   ---------     -----------   ----------     -------     ---------      ----------
Pretax income/(loss) before dividing with Pro-Fac          5         (34,687)     59,343            0             0          24,661
Pro-Fac share of income/(loss)                        12,328         (12,328)          0            0             0               0
                                                   ---------     -----------   ----------     -------     ---------      ----------
Income/(loss) before taxes                            12,333         (47,015      59,343            0             0          24,661
Tax (provision)/benefit                               (2,593)         14,867     (20,771)           0             0          (8,497)
                                                   ---------     -----------   ---------      -------     ---------      ----------
Net income/(loss)                                  $   9,740     $  (32,148)   $  38,572      $     0     $       0      $   16,164
                                                   =========     ==========    =========      =======     =========      ==========

                                                                               Income Statement
                                                                        Fiscal Year Ended June 26, 1999
                                                  ---------------------------------------------------------------------------------
                                                    Pro-Fac     Agrilink      Guarantor    Non-Guarantor  Eliminating
                                                   Cooperative  Foods, Inc.  Subsidiaries  Subsidiaries     Entries    Consolidated
                                                  ------------- -----------  ------------- -------------  -----------  ------------
(Dollars in Thousands)

Net sales                                          $       0    $1,248,854    $   13,026     $ 41,294      $(11,153)     $1,292,021
Cost of sales                                              0      (896,613)       (7,278)     (35,523)       11,152        (928,262)
                                                   ---------    -----------   ----------     --------      ----------    ----------
Gross profit                                               0       352,241         5,748        5,771            (1)        363,759
Other income                                               0             0        20,240            0       (20,240)              0
Selling, administrative and general expenses             (34)     (304,321)       (5,842)      (3,690)       20,241        (293,646)
Gain on sale of assets                                     0        64,734             0            0             0          64,734
Restructuring                                              0        (5,000)            0            0             0          (5,000)
Income from joint venture                                  0         2,787             0            0             0           2,787
                                                   ---------    ----------    ----------     --------     ----------     ----------
Operating income before dividing with Pro-Fac            (34)      110,441        20,146        2,081             0         132,634
Interest (expense)/income                                  0       (65,677)          338       (2,081)            0         (67,420)
Amortization of debt issue costs associated
    with bridge facility                                   0        (5,500)            0            0             0          (5,500)
                                                   ---------    ----------    ----------     --------      ----------    ----------
Pretax (loss)/income before dividing with Pro-Fac        (34)       39,264        20,484            0             0          59,714
Pro-Fac share of income                                1,658        (1,658)            0            0             0               0
                                                   ---------    ----------    ----------     --------       ---------    ----------
Income before taxes and extraordinary item             1,624        37,606        20,484            0             0          59,714
Tax benefit/(provision)                                   24       (17,601)       (7,169)           0             0         (24,746)
                                                   ---------    ----------    ----------     --------        ----------  ----------
Income before extraordinary item                       1,648        20,005        13,315            0             0          34,968
Extraordinary item related to early
   extinguishment of debt (net of tax)                (1,658)      (16,366)            0            0             0         (18,024)
                                                   ---------    ----------    ----------     --------       ----------   ----------
Net (loss)/income                                  $     (10)   $    3,639    $   13,315     $      0    $        0      $   16,944
                                                   =========    ==========    ==========     ========      ==========    ==========

                                                                              Statement of Cash Flows
                                                                         Fiscal Year Ended June 30, 2001
                                                       ----------------------------------------------------------------------------
                                                        Pro-Fac    Agrilink      Guarantor   Non-Guarantor Eliminating
                                                       Cooperative Foods, Inc.  Subsidiaries  Subsidiaries   Entries   Consolidated
                                                       ----------- -----------  ------------ ------------- ----------  ------------

(Dollars in Thousands)

Net income/(loss)                                       $    413    $ (39,450)    $ 40,196     $ (8,903)      $  8,228    $    484
Adjustments to reconcile net income/(loss) to net
  cash (used in)/provided by operating activities -
    Amortization of goodwill and other intangible assets       0        2,803        7,057            0              0       9,860
    Amortization of debt issue costs and amendment costs
      and discount on subordinated promissory note             0        4,895            0          322              0       5,217
    Interest in-kind on subordinated promissory note           0        2,069            0            0              0       2,069
    Depreciation                                               0       29,831          572        1,508              0      31,911
    Equity in undistributed earnings of CoBank                 0          (97)           0            0              0         (97)
    Equity in undistributed earnings in joint venture          0       (1,243)           0            0              0      (1,243)
    Provision for deferred taxes                            (106)       3,464            0            0              0       3,358
    Provision for losses on accounts receivable                0          560           50            0              0         610
    Change in assets and liabilities:
      Accounts receivable                                      0       12,022         (794)      10,690        (10,345)     11,573
      Inventories                                              0      (18,933)          39       (4,005)             0     (22,899)
      Other assets                                         1,709       27,769      (61,456)       2,356        (27,027)    (56,649)
      Accounts payable and accrued interest                   36      (20,213)        (262)     (13,147)        14,384     (19,202)
      Other liabilities                                    5,532       36,394       17,437       10,572         15,273      85,208
                                                        ----------  ---------     --------     --------       --------    --------
Net cash provided by/(used in) operating activities        7,584       39,871        2,839         (607)           513      50,200

Cash flows from investing activities:
  Purchase of property, plant, and equipment                   0      (21,638)      (3,027)      (1,505)             0     (26,170)
  Proceeds from disposals                                      0        5,797            0           23              0       5,820
  Proceeds from investment in CoBank                           0        4,259            0            0              0       4,259
                                                        ---------    --------     --------     --------       --------    --------
Net cash used in investing activities                          0      (11,582)      (3,027)      (1,482)             0     (16,091)

Cash flows from financing activities:
  Net (payments on)/proceeds from short-term debt              0       (5,700)           0        2,100              0      (3,600)
  Payments on long-term debt                                   0      (18,084)           0            0              0     (18,084)
  Payments on capital leases                                   0         (449)           0            0              0        (449)
  Issuance of stock, net of repurchases                      622            0            0            0              0         622
  Cash portion of non-qualified conversion                   (83)           0            0            0              0         (83)
  Cash dividends paid                                     (8,123)           0            0            0              0      (8,123)
  Cash paid for debt issuance costs and amendments             0       (1,730)           0            0              0      (1,730)
  Capital contributions by Pro-Fac                             0          513            0            0           (513)          0
                                                        --------    ---------     --------     --------       --------    --------
Net cash (used in)/provided by financing activities       (7,584)     (25,450)           0        2,100           (513)    (31,447)
                                                        --------   ----------     --------     --------       --------    --------

Net change in cash and cash equivalents                        0        2,839         (188)          11              0        2,662
Cash and cash equivalents at beginning of period               0        4,785          209            0              0        4,994
                                                        --------    ---------     --------     --------       --------    ---------
Cash and cash equivalents at end of period              $      0    $   7,624     $     21     $     11       $      0    $   7,656
                                                        ========    =========     ========     ========       ========    =========

                                                                           Statement of Cash Flows
                                                                        Fiscal Year Ended June 24, 2000
                                                       ----------------------------------------------------------------------------
                                                        Pro-Fac    Agrilink      Guarantor   Non-Guarantor Eliminating
                                                       Cooperative Foods, Inc.  Subsidiaries  Subsidiaries   Entries   Consolidated
                                                       ----------- -----------  ------------ ------------- ----------  ------------

 (Dollars in Thousands)

Net income/(loss)                                        $  9,740   $(32,148)    $  38,572    $        0    $      0      $ 16,164
Estimated cash payments to Class A members                 (1,477)         0             0             0           0        (1,477)
Adjustments to reconcile net income/(loss) to net
   cash provided by/ (used in) operating activities -
     Gain on sale of assets                                     0     (6,635)            0             0           0        (6,635)
     Amortization of goodwill and other intangible assets       0      1,711         7,057             0           0         8,768
     Amortization of debt issue costs and amendment costs and
       discount on subordinated promissory note                 0      4,318             0           487           0         4,805
     Interest in-kind on subordinated promissory note           0      1,571             0             0           0         1,571
     Depreciation                                               0     29,983           330         2,292           0        32,605
     Equity in undistributed earnings of CoBank                 0       (102)            0          (310)          0          (412)
     Equity in undistributed earnings of joint venture          0        (96)            0             0           0           (96)
     Provision for deferred taxes                           4,636      9,000             0             0           0        13,636
     Provision for losses on accounts receivable                0        191            10             0           0           201
     Change in assets and liabilities:
       Accounts receivable                                      0    (14,356)         (920)          754       3,530       (10,992)
       Inventories                                              0    (49,291)         (432)       (9,142)          0       (58,865)
       Other assets                                          (113)     1,571      (112,566)        1,834      86,609       (20,545)
       Accounts payable and accrued interest                 (932)    (2,991)          369           127      (3,530)       (6,957)
       Other liabilities                                   (4,661)    38,626        68,522        (2,586)    (77,977)       19,804
                                                         --------   --------     ---------    ----------    --------      --------

Net cash provided by/(used in) operating activities         7,193    (18,648)          942        (6,544)      8,632        (8,425)

Cash flows from investing activities:
   Purchase of property, plant, and equipment                   0    (24,608)         (820)       (1,555)          0       (26,983)
   Proceeds from disposals                                      0     64,360             0             0           0        64,360
   Proceeds from investment in CoBank                           0      3,378             0             0           0         3,378
   Cash paid for acquisitions                                   0       (250)            0             0           0          (250)
                                                         --------   --------     ---------    ----------    --------      --------
Net cash provided by/(used in) investing activities             0     42,880          (820)       (1,555)          0        40,505

Cash flows from financing activities:
   Net (payments on)/proceeds from short-term debt              0    (13,200)            0         8,100           0        (5,100)
   Payments on long-term debt                                   0    (18,470)            0             0           0       (18,470)
   Payments on capital leases                                   0       (238)            0            (1)          0          (239)
   Issuance of stock, net of repurchases                      662          0             0             0           0           662
   Cash portion of non-qualified conversion                  (445)         0             0             0           0          (445)
   Cash dividends paid                                     (7,410)         0             0             0           0        (7,410)
   Cash paid for debt issuance costs and amendments             0     (2,624)            0             0           0        (2,624)
   Capital contributions by Pro-Fac                             0      8,632             0             0      (8,632)            0
                                                         --------   --------     ---------    ----------    --------      --------
Net cash used in financing activities                      (7,193)   (25,900)            0         8,099      (8,632)      (33,626)
                                                         --------   --------     ---------    ----------    --------      --------
Net change in cash and cash equivalents                         0     (1,668)          122             0           0        (1,546)
Cash and cash equivalents at beginning of period                0      6,453            87             0           0         6,540
                                                         --------   --------     ---------    ----------    --------      ---------
Cash and cash equivalents at end of period               $      0   $  4,785     $     209    $        0    $      0      $  4,994
                                                         ========   ========     =========    ==========    ========      ========

                                                                             Statement of Cash Flows
                                                                        Fiscal Year Ended June 26, 1999
                                                      ----------------------------------------------------------------------------
                                                         Pro-Fac    Agrilink     Guarantor  Non-Guarantor Eliminating
                                                       Cooperative Foods, Inc. Subsidiaries  Subsidiaries   Entries   Consolidated
                                                       ----------- ----------- ------------ ------------- ----------- ------------
(Dollars in Thousands)

Net (loss)/income                                      $    (10)   $   3,639     $ 13,315      $       0    $      0    $   16,944
Adjustments to reconcile net income to net
   cash (used in)/provided by operating activities -
     Extraordinary item relating to the early
       extinguishment of debt (net of tax)                1,658       16,366            0              0           0        18,024
     Gain on sales of assets                                  0      (64,734)           0              0           0       (64,734)
     Loss from disposal of asset held for resale              0          353            0              0           0           353
     Amortization of goodwill and other intangibles           0        6,915        2,481              0           0         9,396
     Amortization of debt issue costs and amendment
       costs and discount on subordinated promissory note     0        7,678            0              0           0         7,678
     Interest in-kind on subordinated promissory note         0          782            0              0           0           782
     Depreciation                                             0       23,498          306            948           0        24,752
     Equity in undistributed earnings of CoBank               0         (520)           0              0           0          (520)
     Equity in undistributed earnings of joint venture        0          (95)           0              0           0           (95)
     Provision for deferred taxes                           207        9,742            0              0           0         9,949
     Provision for losses on accounts receivable              0          198           10              0           0           208
     Change in assets and liabilities:
       Accounts receivable                                    0       (2,296)         248         (4,735)      6,815            32
       Inventories                                            0       33,152           26         (1,563)          0        31,615
       Other assets                                      (2,322)     (49,958)      (1,957)       (15,095)     (7,500)      (76,832)
       Accounts payable and accrued interest                 10       27,550          325         17,629      (6,815)       38,699
       Other liabilities                                  6,497      (24,381)     (14,552)        (1,102)          0       (33,538)
                                                       --------    ---------     --------      ---------    --------    ----------

Net cash (used in)/provided by operating activities       6,040      (12,111)         202         (3,918)     (7,500)      (17,287)

Cash flows from investing activities:
   Purchase of property, plant, and equipment                 0      (21,875)        (189)        (1,723)          0       (23,787)
   Proceeds from disposals                                    0       93,486            0              0           0        93,486
   Proceeds from the sale of idle facilities                  0        1,427            0              0           0         1,427
   Proceeds from investment in CoBank                         0        2,795            0              0           0         2,795
   Cash paid for acquisitions                                 0     (443,531)           0        (72,521)          0      (516,052)
                                                       --------    ---------     --------      ---------    --------    ----------
Net cash used in investing activities                         0     (367,698)        (189)       (74,244)          0      (442,131)

Cash flows from financing activities:
   Net proceeds from short-term debt                          0       18,900            0         36,000           0        54,900
   Proceeds from issuance of long-term debt                   0      677,100            0         42,163           0       719,263
   Payments on long-term debt                                 0     (287,574)           0              0           0      (287,574)
   Payments on capital leases                                 0         (282)           0             (1)          0          (283)
   Issuance of stock, net of repurchases                    844            0            0              0           0           844
   Cash portion of non-qualified conversion                (153)           0            0              0           0          (153)
   Cash dividends paid                                   (6,734)           0            0              0           0        (6,734)
   Cash paid for debt issuance costs and amendments           0      (19,354)           0              0           0       (19,354)
   Dividends paid to Pro-Fac                                  0       (7,500)           0              0       7,500             0
                                                       --------    ---------     --------      ---------    --------    ----------
Net cash provided by financing activities                (6,043)     381,290            0         78,162       7,500       460,909
                                                       --------    ---------     --------      ---------    --------    ----------
Net change in cash and cash equivalents                      (3)       1,481           13              0           0         1,491
Cash and cash equivalents at beginning of period              3        4,972           74              0           0         5,049
                                                       --------    ---------     --------      ---------    --------    ----------
Cash and cash equivalents at end of period             $      0    $   6,453     $     87      $       0    $      0    $    6,540
                                                       ========    =========     ========      =========    ========    ==========